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                                                                  Conformed Copy


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                  GENERAL BANK
                                   GBC BANCORP

                                       AND


                                   CATHAY BANK
                              CATHAY BANCORP, INC.



                                   DATED AS OF


                                   MAY 6, 2003


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 6, 2003, is by and among General Bank, a California banking corporation ("GENERAL BANK"), GBC Bancorp, a California corporation and the sole shareholder of General Bank ("GBC"), Cathay Bank, a California banking corporation ("CATHAY BANK"), and Cathay Bancorp, Inc., a Delaware corporation and the sole shareholder of Cathay Bank ("CATHAY BANCORP"). Capitalized terms not otherwise defined in this Agreement are defined in EXHIBIT A to this Agreement.

     A. General Bank and Cathay Bank wish to provide for the terms and conditions of a business combination in which General Bank will be merged (the "BANK MERGER") with and into Cathay Bank with Cathay Bank as the surviving entity.

     B. Simultaneously with the Bank Merger, GBC and Cathay Bancorp wish to provide for the terms and conditions of a business combination in which GBC will be merged (the "MERGER") with and into Cathay Bancorp with Cathay Bancorp as the surviving entity under the name "Cathay General Bancorp."

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and, with respect to the Merger, this Agreement shall constitute a plan of reorganization pursuant to
Section 368 of the Code.

     D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Bank Merger and the Merger and also to prescribe various conditions to the Bank Merger and the Merger.

     E. The respective Boards of Directors of the parties hereto have each approved this Agreement, the Bank Merger and the Merger and determined that the Bank Merger and the Merger are advisable and in the best interests of their respective shareholders.

     F. Concurrently with the execution of this Agreement, certain directors of GBC have entered into an agreement with Cathay Bancorp to vote their shares in favor of the transactions contemplated by this Agreement in the form attached hereto as EXHIBIT B (the "VOTING AGREEMENTS"), an affiliate agreement with Cathay Bancorp in the form attached hereto as EXHIBIT C (the "AFFILIATE AGREEMENTS") and a nonsolicitation agreement with Cathay Bancorp in the form attached hereto as EXHIBIT D.

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:


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                                   ARTICLE I
                         THE MERGER AND RELATED MATTERS

     1.1 BANK MERGER; SURVIVING ENTITY.

         (a) THE BANK MERGER. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the California General Corporation Law (the "CGCL") and the California Financial Code (the "CFC") and the rules and regulations promulgated by the California Department of Financial Institutions (the "DFI"), at the Effective Time (as defined in Section 1.3(a) hereof), General Bank shall be merged with and into Cathay Bank pursuant to the terms and conditions set forth herein.

         (b) SURVIVING BANK. Upon consummation of the Bank Merger, the separate corporate existence of General Bank shall cease, and Cathay Bank shall continue as the surviving entity under the laws of the State of California. The name of Cathay Bank as the surviving entity of the Bank Merger shall remain "Cathay Bank." From and after the Effective Time, Cathay Bank, as the surviving entity of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Cathay Bank and General Bank, all as more fully described in the CGCL and the CFC.

         (c) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING BANK. The articles of incorporation and bylaws of Cathay Bank, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of Cathay Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

         (d) DIRECTORS OF THE SURVIVING BANK. The directors of Cathay Bank immediately prior to the Effective Time shall be the directors of Cathay Bank, as the surviving corporation of the Bank Merger; provided, that the Chairman, President and Chief Executive Officer of General Bank and two other directors of General Bank or GBC designated by Cathay Bank (each, a "CONTINUING DIRECTOR") shall, at the Effective Time, also be appointed to serve as directors of Cathay Bank, as the surviving corporation of the Bank Merger, from and after the Effective Time and until the earlier of their death, resignation or removal, or until their respective successors shall be duly elected and qualified; provided further, that the Chairman, President and Chief Executive Officer of General Bank shall be appointed as Executive Vice Chairman of Cathay Bank's Board of Directors. After the Effective Time until the next annual meeting of shareholders, in the event that a Continuing Director shall resign, be removed or no longer be able to serve (for whatever reason), then the Board of Directors of Cathay Bank shall fill such vacancy by either electing a member of the Board of Directors of General Bank or GBC immediately prior to the Effective Time or, if appropriate, shall nominate such person for election as a director by Cathay General Bancorp (as the sole shareholder of Cathay Bank), and Cathay General Bancorp shall vote its shares of Cathay Bank to elect the nominee to fill such vacancy.

         (e) OFFICERS OF THE SURVIVING BANK. The officers of Cathay Bank immediately prior to the Effective Time shall be the officers of Cathay Bank, as the surviving corporation of the Bank Merger, until their successors shall have been duly elected or appointed


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and qualified or until their earlier death, resignation or removal; provided, that the Chairman, President and Chief Executive Officer of General Bank shall be appointed as the Executive Vice Chairman and Chief Operating Officer of Cathay Bank at the Effective Time and shall report to the Chairman and President/CEO of Cathay Bank from and after the Effective Time; provided further, that an Office of the President/CEO shall be established from and after the Effective Time, which shall be occupied by two members, the Executive Vice Chairman and Chief Operating Officer of Cathay Bank and the Chairman and President/CEO of Cathay Bank; provided further that, subject to approval of the Board of Directors of Cathay Bank, such other General Bank executives as are nominated by the Office of the President/CEO shall be appointed to executive positions of Cathay Bank.

         (f) PRINCIPAL OFFICE OF THE SURVIVING BANK. The location of the principal office of Cathay Bank, as the surviving corporation of the Bank Merger, shall be 777 North Broadway, Los Angeles, California 90012.

     1.2 MERGER; EFFECTS OF THE MERGER.

         (a) THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the CGCL, at the Effective Time (in other words, simultaneous with the Bank Merger), GBC shall merge with and into Cathay Bancorp. Cathay Bancorp shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of GBC shall terminate.

         (b) EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL and the CGCL. The certificate of incorporation and bylaws of Cathay Bancorp as the surviving corporation shall remain unchanged by the actions anticipated under the terms of this Agreement, except that the Merger Agreement (as defined below) shall stipulate that the certificate of incorporation of the surviving corporation shall be amended thereby to change the name of the surviving corporation to "Cathay General Bancorp."

         (c) DIRECTORS OF THE SURVIVING CORPORATION. The directors of Cathay Bancorp immediately prior to the Effective Time shall be the directors of Cathay General Bancorp, as the surviving corporation of the Merger; provided, that the Chairman, President and Chief Executive Officer of GBC and two other Continuing Directors shall, at the Effective Time, also be appointed to serve as a Class I director, a Class II director and a Class III director, respectively, of Cathay General Bancorp, as the surviving corporation of the Merger, from and after the Effective Time and until the earlier of their death, resignation or removal, or until their respective successors shall be duly elected and qualified; provided further, that the Chairman, President and Chief Executive Officer of GBC shall be appointed as Executive Vice Chairman of Cathay General Bancorp's Board of Directors. After the Effective Time until the annual meeting of shareholders that is held in the year in which the term of any Continuing Director expires, as the case may be, in the event that a Continuing Director shall resign, be removed or no longer be able to serve (for whatever reason), then the Board of Directors of Cathay General Bancorp shall fill such vacancy by either electing a member of the Board of Directors of General Bank or GBC immediately prior to the Effective Time or, if appropriate, shall nominate such person for election as a director by the shareholders.



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         (d) OFFICERS OF THE SURVIVING CORPORATION. The officers of Cathay
Bancorp immediately prior to the Effective Time shall be the officers of Cathay General Bancorp, as the surviving corporation of the Merger, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal; provided, that the Chairman, President and Chief Executive Officer of GBC shall be appointed as the Executive Vice Chairman and Chief Operating Officer of Cathay General Bancorp at the Effective Time and report to the Chairman and President/CEO of Cathay General Bancorp from and after the Effective Time; provided further, that an Office of the President/CEO shall be established from and after the Effective Time, which shall be occupied by two members, the Executive Vice Chairman and Chief Operating Officer of Cathay General Bancorp and the Chairman and President/CEO of Cathay General Bancorp; provided further that, subject to approval of the Board of Directors of Cathay General Bancorp, such other GBC executives as are nominated by the Office of the President/CEO shall be appointed to executive positions of Cathay General Bancorp.

     1.3 FILING OF MERGER AGREEMENTS.

         (a) THE BANK MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties (i) will obtain, or cause to be obtained, the endorsement of approval of the California Commissioner of Financial Institutions on the bank merger agreement in the form attached hereto as EXHIBIT E (the "BANK MERGER AGREEMENT"), (ii) shall file, or cause to be filed, with the California Secretary of State, in accordance with Section 1103 of the CGCL, a copy of the Bank Merger Agreement so endorsed, together with appropriate officers' certificates evidencing the approval and adoption of the Bank Merger Agreement and such other certificates and documents as may be necessary or appropriate to consummate the Bank Merger, in each case in the form required by and executed in accordance with the CGCL and the CFC, and (iii) shall file, or cause to be filed, with the California Commissioner of Financial Institutions a copy of such Bank Merger Agreement, certified by the California Secretary of State, with a request that the Bank Merger be deemed effective as of the date and time mutually agreed by Cathay Bancorp and GBC, all in accordance with Section 4887 of the CFC. The Bank Merger shall become effective at the time deemed by the California Commissioner of Financial Institutions to be the time of the filing as described in clause (iii) of the immediately preceding sentence (the "EFFECTIVE TIME").

         (b) THE MERGER. Without other conditions or intervening actions, the parties will file, or cause to be filed, at the Effective Time, with the Delaware Secretary of State and the California Secretary of State the agreement of merger in the form attached hereto as EXHIBIT F (the "MERGER AGREEMENT") and such certificates and other documents as may be deemed necessary or appropriate to consummate the Merger at the Effective Time, which Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the DGCL and the CGCL. The Merger shall become effective at the time the Merger Agreement is filed with the Delaware Secretary of State and the California Secretary of State.



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     1.4 EXCHANGE AMOUNT; CONVERSION OF GBC COMMON STOCK; CASH/ STOCK ELECTION.

         (a) CONVERSION OF GBC COMMON STOCK. At the Effective Time, the conversion of each outstanding share of common stock of GBC, no par value ("GBC COMMON STOCK"), shall proceed as follows:

              (i) Promptly (and in any event within five (5) Business Days) after the Effective Time, Cathay Bancorp shall deliver to an independent exchange agent to be selected by Cathay Bancorp and reasonably acceptable to GBC (the "EXCHANGE AGENT") the Adjusted Stock Component and the Adjusted Cash Component. Each share of GBC Common Stock, (except for Dissenting Shares, if applicable) shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to Sections 1.4(b) and (g) hereof, be converted into the right to receive the Per Share Merger Consideration. Cathay Bancorp shall set aside, in cash out of the Cash Component, an amount equal to the product of the GBC Per Share Fair Market Value multiplied by the number of Dissenting Shares (the "DISSENTERS SET ASIDE").

              (ii) From and after the Effective Time, the holders of certificates formerly representing shares of GBC Common Stock shall cease to have any rights as GBC shareholders, except such rights, if any, as they may have pursuant to the CGCL. Except as provided above, until such certificates are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration.

              (iii) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Cathay Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Stock Component.

         (b) CASH/STOCK ELECTION. Each GBC shareholder may state a preference to receive his or her Per Share Merger Consideration for each share of GBC Common Stock owned in (x) shares of Cathay Common Stock or (y) cash. A GBC shareholder need not make a Cash/Stock Election at all, in which case such GBC shareholder shall be treated as a Non-Elector. The number of shares of Cathay Common Stock issuable to GBC shareholders pursuant to the Cash/Stock Election (together with the shares of Cathay Common Stock allocable to Non-Electors) shall not in the aggregate exceed the Adjusted Stock Component, and the amount of cash payable to GBC shareholders pursuant to the Cash/Stock Election (together with the Dissenters Set Aside and the cash allocable to Non-Electors) shall not in the aggregate exceed the Cash Component. After allocating the Dissenters Set Aside, the Merger Consideration shall be allocated in accordance with the following provisions of this Section 1.4(b).

              (i) If the Adjusted Stock Component is Oversubscribed, then the Merger Consideration shall be allocated as follows:


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                    (A) First, the entire Adjusted Stock Component shall be
               divided among the Stock Electors pro rata by the number of shares for which a stock election has been made;

                    (B) Second, an amount from the Adjusted Cash Component, when taken together with the shares of Cathay Common Stock (valued at the Cathay Closing Price) distributed to Stock Electors from the Adjusted Stock Component in clause (A) above, sufficient to provide each Stock Elector with the Per Share Merger Consideration shall be distributed among the Stock Electors; and

                    (C) Third, the balance of the Adjusted Cash Component shall be divided among the Cash Electors and the Non-Electors pro rata by the number of shares held by them.

              (ii) If the Adjusted Cash Component is Oversubscribed, then the Merger Consideration shall be allocated as follows:

                    (A) First, the entire Adjusted Cash Component shall be
               divided among the Cash Electors pro rata by the number of shares for which a cash election has been made;

                    (B) Second, an amount of shares of Cathay Common Stock
               (valued at the Cathay Closing Price) from the Adjusted Stock Component, when taken together with the cash distributed to Cash Electors from the Adjusted Cash Component in clause (A) above, sufficient to provide each Cash Elector with the Per Share Merger Consideration shall be distributed among the Cash Electors; and

                    (C) Third, the balance of the Adjusted Stock Component shall be divided among the Stock Electors and the Non-Electors pro rata by the number of shares held by them.

              (iii) If neither the Adjusted Stock Component is Oversubscribed nor the Adjusted Cash Component is Oversubscribed, then the Merger Consideration shall be allocated as follows:

                    (A) First, an amount from the Adjusted Stock Component
               sufficient to provide each Stock Elector with the Per Share Merger Consideration shall be distributed among the Stock Electors;

                    (B) Second, an amount from the Adjusted Cash Component
               sufficient to provide each Cash Elector with the Per Share Merger Consideration shall be distributed among the Cash Electors; and

                    (C) Third, the balance of the Adjusted Stock Component and the Adjusted Cash Component shall each be divided among the Non-Electors pro rata by the number of shares held by them.



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         (c) EXCHANGE PROCEDURES. For his or her Cash/Stock Election to be
effective, a GBC shareholder must make a Cash/Stock Election prior to the Election Deadline. Cathay Bancorp shall prepare a transmittal letter incorporating a Cash/Stock Election form mutually agreeable to Cathay and GBC ("FORM OF ELECTION"), which shall be mailed to GBC's shareholders no later than fifteen (15) days prior to the anticipated Effective Time so as to permit them to exercise their right to make a Cash/Stock Election prior to the Election Deadline. As used herein, "ELECTION DEADLINE" means 5:00 p.m. local time in the city in which the principal office of the Exchange Agent is located on the twentieth (20th) day following but not including the date of mailing of the Form of Election (or such other time and date as GBC and Cathay Bancorp shall mutually agree). GBC and Cathay Bancorp shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline at or about the time of the mailing of the Form of Election.

              (i) A GBC shareholder may make a separate Cash/Stock Election for each share of GBC Common Stock (regardless of whether represented by the same stock certificate). A GBC shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held.

              (ii) Cathay Bancorp shall use all commercially reasonable efforts to make available as promptly as possible a Form of Election to any GBC shareholder who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than five (5) days prior to the Election Deadline.

              (iii) Any Cash/Stock Election shall have been made properly only if the Exchange Agent shall have received by the Election Deadline a Form of Election properly completed and signed and accompanied by certificates of the shares of GBC Common Stock (the "CERTIFICATES") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Certificates, as set forth in the Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of GBC Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Cash/Stock Election, unless otherwise determined by Cathay Bancorp in its sole discretion.

              (iv) Any GBC shareholder may, at any time prior to the Election Deadline, change his or her Cash/Stock Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If Cathay Bancorp determines in its reasonable discretion that any Cash/Stock Election is not properly made with respect to any shares of GBC Common Stock, such Cash/Stock Election shall be deemed to be not in effect, and the holder of the shares of GBC Common Stock covered by such Cash/Stock Election shall, for purposes hereof, be deemed to be a Non-Elector with respect to such shares, unless a proper Cash/Stock Election is thereafter timely made.



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              (v) Any GBC shareholder may, at any time prior to the Election
Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates previously deposited with the Exchange Agent, or of the guarantee of delivery of such Certificates. All Cash/Stock Elections shall be revoked automatically if the Exchange Agent is notified in writing by Cathay Bancorp or GBC that this Agreement has been terminated in accordance with Article VII.

              (vi) GBC shareholders who make a Cash/Stock Election have no assurance that they will receive all cash or all stock or any specific proportion thereof.

         (d) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of Cathay Bancorp shall reserve for issuance a sufficient number of shares of Cathay Common Stock for the purpose of issuing its shares to GBC shareholders in accordance herewith, including upon exercise of Assumed Options.

         (e) DISSENTING SHARES. Any shares of GBC Common Stock held by a holder who dissents from the Merger (and does not fail to perfect, and does not withdraw or otherwise lose his or her right to appraisal) in accordance with
Section 1300 of the CGCL (if and to the extent that dissenters' rights are permitted under such section) shall be herein called "DISSENTING SHARES." Notwithstanding any other provision of this Agreement, any holder of Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of such Dissenting Shares pursuant to the CGCL.

         (f) EXCHANGE OF GBC COMMON STOCK.

              (i) As to those GBC shareholders who have not tendered their shares in connection with the election procedures set forth above, within five
(5) Business Days after the Effective Time, holders of record of Certificates shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Cathay Bancorp shall deliver or cause to be delivered to such holders within five (5) Business Days after the Effective Time. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Exchange Agent.

              (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to the Exchange Agent or Cathay Bancorp will, upon acceptance thereof by the Exchange Agent or Cathay Bancorp, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 1.4(b).

              (iii) The Exchange Agent or Cathay Bancorp shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent or Cathay Bancorp may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange Agent or Cathay Bancorp may reasonably require.


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              (iv) Each outstanding Certificate, other than those representing
Dissenting Shares, shall until duly surrendered to the Exchange Agent or Cathay Bancorp be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

              (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the GBC Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. At the Effective Time, GBC shall deliver a certified copy of a list of its shareholders to the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of GBC and, if such Certificates are presented to GBC for transfer, they shall be cancelled against delivery of the Per Share Merger Consideration. Cathay Bancorp shall not be obligated to deliver any merger consideration to any holder of GBC Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Cathay Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Cathay Common Stock, at which time such dividends on whole shares of Cathay Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of GBC Common Stock represented by any Certificate for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Cathay Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of GBC to establish the identity of those persons entitled to receive merger consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Cathay Bancorp or the Exchange Agent shall be entitled to deposit any merger consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

              (vi) If any merger consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Cathay Bancorp or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Cathay Bancorp or the Exchange Agent that such tax has been paid or is not applicable.

              (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Cathay Bancorp or the Exchange Agent an affidavit stating such fact, in form reasonably satisfactory to Cathay Bancorp, and, at Cathay Bancorp's discretion, a bond in such reasonable sum as Cathay Bancorp or the Exchange Agent may direct as indemnity against any claim that may be made against Cathay Bancorp or GBC or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.



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         (g) NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Agreement, neither certificates nor scrip for fractional shares of Cathay Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Cathay Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Cathay Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

         (h) STOCK OPTIONS.

              (i) CONTINGENCY STOCK OPTIONS. Prior to the Effective Time, GBC shall use its best efforts to obtain commitments for the (1) cashless exercise of each outstanding Contingency Stock Option immediately prior to the Effective Time such that, upon such exercise, the holder thereof shall receive a number of shares of GBC Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of GBC Common Stock subject to such Contingency Stock Option multiplied by (ii) a fraction, the numerator of which is the Spread for such Contingency Stock Option, and the denominator of which is the closing price of a share of GBC Common Stock on the Nasdaq NM on the trading day immediately preceding the Closing Date or (2) the cash exercise of each outstanding Contingency Stock Option prior to the Effective Time. Upon the cashless exercise of each outstanding Contingency Stock Option immediately prior to the Effective Time as described in clause (1) above, GBC will retain a sufficient number of shares of GBC Common Stock to satisfy all applicable income tax and employment tax withholding obligations, and such retained shares shall be retired and cancelled and shall not be issued and outstanding as of the Effective Time. Upon the cash exercise of each outstanding Contingency Stock Option prior to the Effective Time as described in clause (2) above, the holder of the Contingency Stock Options will be required to pay sufficient funds to GBC to satisfy all applicable income tax and employment tax withholding obligations. The shares of GBC Common Stock issuable upon the exercise of the Contingency Stock Options (but excluding the retained and cancelled shares) shall be issued and outstanding prior to the Effective Time and shall therefore be exchanged and converted at the Effective Time for the right to receive the Per Share Merger Consideration as provided in, and in accordance with, Section 1.4 above.

              (ii) 1999 PLAN OPTIONS. At the Effective Time, each outstanding option to purchase shares of GBC Common Stock under the GBC Bancorp 1999 Employee Stock Incentive Plan (each, a "1999 OPTION"), whether or not vested, shall by virtue of the Merger be assumed by Cathay Bancorp (each, an "ASSUMED OPTION"). Each Assumed Option will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (subject to any accelerated vesting as a result of the Merger provided under the terms of GBC's 1999 Employee Stock Incentive Plan), except that (i) each Assumed Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Cathay Common Stock (rounded down to the nearest whole number) equal to the product of (A) the Exchange Ratio, multiplied by (B) that number of shares of GBC Common Stock that were subject to such Assumed Option immediately prior to the Effective Time and (ii) the per share exercise price for each share of Cathay Common Stock issuable upon exercise of such Assumed Option will be equal to the quotient of (A) the exercise



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

price for a share of GBC Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time, divided by (B) the Exchange Ratio. After the date hereof, GBC shall offer each holder of a 1999 Option the right to full acceleration and vesting, prior to the Effective Time, of all unvested 1999 Option(s) held by him or her on the condition that such holder agrees to exercise all of his or her outstanding 1999 Option(s) (both vested and unvested) prior to the Effective Time. GBC shall also offer each such holder of a 1999 Option who agrees to exercise all of his or her outstanding vested and unvested 1999 Option(s) prior to the Effective Time the option either (i) to pay cash (p) for the aggregate exercise price of the shares subject to the 1999 Option(s) and (q) to satisfy all applicable income tax and employment tax withholding obligations or (ii) to have GBC retain a sufficient number of shares of GBC Common Stock to (x) pay the aggregate exercise price and (y) satisfy all applicable income tax and employment tax withholding obligations. Shares retained under clause (ii) of the immediately preceding sentence shall be retired and cancelled and shall not be issued and outstanding as of the Effective Time. The shares of GBC Common Stock issuable upon such exercise of the 1999 Option(s) (but excluding the retained and cancelled shares) shall be issued and outstanding immediately prior to the Effective Time and shall therefore be exchanged and converted at the Effective Time for the right to receive the Per Share Merger Consideration as provided in, and in accordance with, Section 1.4 above.

              (iii) 1988 PLAN OPTIONS. Each outstanding share of GBC Common Stock issued upon exercise of an option granted under the GBC Bancorp Amended and Restated 1988 Stock Option Plan (each, a "1988 OPTION") prior to the Effective Time shall be exchanged and converted at the Effective Time for the right to receive the Per Share Merger Consideration as provided in, and in accordance with, Section 1.4 above. Each holder of a 1988 Option who exercises any of his or her outstanding 1988 Option(s) prior to the Effective Time shall have the option either (i) to pay cash (p) for the aggregate exercise price of the shares subject to the 1988 Option(s) and (q) to satisfy all applicable income tax and employment tax withholding obligations or (ii) to have GBC retain a sufficient number of shares of GBC Common Stock to (x) pay such aggregate exercise price and (y) satisfy all such applicable income tax and employment tax withholding obligations. Shares retained under clause (ii) of the immediately preceding sentence shall be retired and cancelled and shall not be issued and outstanding as of the Effective Time. Any outstanding 1988 Options that remain unexercised as of the Effective Time shall terminate at the Effective Time, as provided in Section 10 of the GBC Bancorp Amended and Restated 1988 Stock Option Plan.

              (iv) As soon as practicable after the Effective Time, Cathay General Bancorp shall deliver to each holder of an outstanding Assumed Option an appropriate notice setting forth such holder's rights pursuant thereto and such Assumed Option shall continue in effect on the same terms and conditions (subject to the adjustments made in Section 1.4(h)(ii) above after giving effect to the Merger). Cathay Bancorp shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Cathay Common Stock for delivery upon exercise of such Assumed Option pursuant to the terms set forth in
Section 1.4(h)(ii) above.

              (v) Cathay General Bancorp shall file with the United States Securities and Exchange Commission (the "SEC"), within five (5) Business Days after the Effective Time, a registration statement on Form S-8 (or any successor form) relating to the shares of Cathay

Common Stock issuable pursuant to the Assumed Options, which registration statement shall include a reoffer prospectus. Cathay General Bancorp shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for as long as any Assumed Options remain outstanding. Cathay General Bancorp shall use its commercially reasonable efforts to cause such shares, when issued upon exercise of Assumed Options, to be listed on such exchanges as Cathay Common Stock are listed immediately prior to the Effective Time.

              (vi) Prior to the Effective Time, the Boards of Directors of Cathay Bancorp and GBC, or an appropriate committee of non-employee directors thereof, shall each comply as applicable with the provisions of the SEC's No Action Letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), so that the assumption of 1999 Options pursuant to the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of GBC who may become a covered person for purposes of Section 16.

         (i) SECTION 16(B) COMPLIANCE. Cathay Bancorp shall take all such steps within its power to take as may be required to cause any dispositions of shares of Cathay Common Stock (including options with respect to such shares) by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GBC to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     1.5 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Cathay Bancorp, 777 North Broadway, Los Angeles, California at 5:00 p.m. Pacific time on the first Friday that is a Business Day occurring at least two Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI hereof, other than conditions which by their terms are to be satisfied at Closing, or at such other date, time and location as the parties may agree. The date on which the Closing actually occurs is herein referred to as the "CLOSING DATE."

     1.6 REVISION OF TRANSACTION. After consultation with GBC and with GBC's consent, which consent shall not unreasonably be delayed or withheld, Cathay Bancorp shall have the right to change the method of effecting the Bank Merger and/or the Merger (including without limitation the provisions of this Article
I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration, (b) diminish the benefits to be received by the directors, officers or employees of GBC, General Bank or their Subsidiaries as set forth in this Agreement or in any agreements involving the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Bank Merger or the Merger, or increase the risk that it will be consummated or diminish the likelihood that Regulatory Approvals will be received, or (d) adversely affect the tax treatment of GBC shareholders as a result of receiving the Per Share Merger Consideration. Cathay Bancorp may exercise this right of revision (after consulting with GBC and obtaining GBC's consent) by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

     1.7 ADDITIONAL ACTIONS. If, at any time after the Effective Time, Cathay Bancorp shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Cathay Bancorp or Cathay Bank its right, title or interest in, to or under any of the rights, properties or assets of GBC or General Bank or (b) otherwise carry out the purposes of this Agreement, GBC and General Bank hereby grant to Cathay Bancorp an irrevocable power of attorney, to be effective following the Effective Time, to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Cathay Bancorp or Cathay Bank and otherwise carry out the purposes of this Agreement, and the officers and directors of Cathay Bancorp are authorized in the name of GBC and General Bank to take any and all such action.

                                   ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF CATHAY BANK AND CATHAY BANCORP

     Except as set forth on a disclosure schedule delivered to GBC and General Bank concurrently with the execution of this Agreement and updated as of the Closing (the "CATHAY BANCORP DISCLOSURE SCHEDULE"), Cathay Bank and Cathay Bancorp jointly and severally represent and warrant to GBC and General Bank that:

     2.1 ORGANIZATION.

         (a) Cathay Bank is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

         (b) Cathay Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of Cathay Bank.

         (c) Each of Cathay Bancorp and Cathay Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not be reasonably expected to have a Material Adverse Effect on Cathay Bancorp. Each of Cathay Bancorp and Cathay Bank has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by its shareholders and to the receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby.

     2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of Cathay Bank and Cathay Bancorp and by the affirmative vote of a majority of the outstanding shares of common stock of Cathay Bank. Subject to the approval of this Agreement and the Merger by the affirmative vote of a majority of the outstanding shares of Cathay

Common Stock, no other corporate action on the part of Cathay Bancorp is required to be taken. This Agreement has been duly executed and delivered by Cathay Bank and Cathay Bancorp and, assuming the due authorization, execution and delivery by General Bank and GBC of this Agreement, constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

     2.3 CONFLICTS, CONSENTS AND APPROVALS.

         (a) The execution and delivery of this Agreement, the Merger Agreement and the Bank Merger Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of Cathay Bancorp, the articles of incorporation or bylaws of Cathay Bank or similar documents of any of their Subsidiaries or (ii) assuming the Regulatory Approvals are obtained, violate or conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cathay Bank, Cathay Bancorp or any of their Subsidiaries or their respective properties, other than any such conflicts, violations or defaults which (x) will be cured or waived prior to the Effective Time or (y) would not be reasonably expected to have a Material Adverse Effect on Cathay Bancorp.

         (b) Except for (i) Cathay Bancorp stockholder approval, (ii) the consents and approvals set forth on Section 2.3 of the Cathay Bancorp Disclosure Schedule and (iii) the consents and approvals of third parties that are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have a Material Adverse Effect on Cathay Bancorp, no consents or approvals of, or filings or registrations with, any third party (other than a Governmental Entity) are necessary in connection with the execution and delivery by Cathay Bancorp and Cathay Bank of this Agreement, the Merger Agreement and the Bank Merger Agreement and the consummation by Cathay Bancorp and Cathay Bank of the Merger, the Bank Merger and the other transactions contemplated hereby.

     2.4 CAPITALIZATION.

         (a) As of the date hereof, the authorized capital stock of Cathay Bancorp consists of (i) 25,000,000 shares of Cathay Common Stock, of which 18,019,830 shares were issued and outstanding as of May 2, 2003 and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of Cathay Common Stock have been, and all of the shares of Cathay Common Stock to be issued in the Merger and upon exercise of Assumed Options will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of Cathay Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Cathay Bancorp, and none of the outstanding shares of Cathay Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

         (b) As of the date hereof, the authorized capital stock of Cathay Bank consists of 20,000,000 shares of common stock, of which 6,149,173 shares are issued and outstanding as of May 2, 2003. All of the issued and outstanding shares of Cathay Bank common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned beneficially and of record by Cathay Bancorp, and are not subject to pledge, lien or other direct or indirect collateral interest.

         (c) As of May 2, 2003, 578,820 shares of Cathay Common Stock were subject to outstanding stock options under Cathay Bancorp's stock option plans and 1,508,760 shares of Cathay Common Stock were reserved for future issuance under Cathay Bancorp's stock option plans. Except as set forth in this Section 2.4, as of the date of this Agreement, there are no shares of capital stock or other equity securities of Cathay Bancorp or Cathay Bank outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Cathay Bancorp or Cathay Bank, or contracts, commitments, understandings or arrangements by which either Cathay Bancorp or Cathay Bank is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards.

     2.5 CATHAY BANCORP FILINGS AND REPORTS.

         (a) Each of Cathay Bank, Cathay Bancorp and its Subsidiaries has filed as of the date of this Agreement, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the DFI, the FDIC, the Federal Reserve Board (the "FRB"), Nasdaq NM and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, or the FDIC, DFI or FRB in the regular course of the business of Cathay Bank, Cathay Bancorp and its Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Cathay Bank and Cathay Bancorp, investigation into the business or operations of Cathay Bank, Cathay Bancorp or its Subsidiaries since December 31, 2001. There is no unresolved violation, criticism or exception by the SEC, DFI, FRB, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to Cathay Bancorp on a consolidated basis.

         (b) Cathay Bancorp has provided to GBC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Cathay Bancorp with the SEC pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act) since

December 31, 2000 (as such documents have since the time of their filing been amended, the "CATHAY SEC REPORTS"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(g) of the Exchange Act) that Cathay Bancorp was required to file with the SEC since such date; provided, that Cathay Bancorp has not provided to GBC copies of any Cathay SEC Reports that generally are available in public databases. The financial statements of Cathay Bancorp included in the Cathay SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Cathay Bancorp and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended.

     2.6 SUBSIDIARIES; OFF BALANCE SHEET DISCLOSURE; MATERIAL CHANGES.

         (a) Section 2.6(a) of the Cathay Bancorp Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Cathay Bancorp. There are no special purpose entities, limited purpose entities and qualified special purpose entities in which Cathay Bancorp or any of its Subsidiaries have a material controlling economic or management interest.

         (b) Between December 31, 2002 and the date of this Agreement, Cathay Bancorp has not undergone or suffered any Material Adverse Effect.

     2.7 COMPLIANCE WITH LAWS.

         (a) Except for exceptions the maximum exposure for which would not be reasonably expected to have a have a Material Adverse Effect on Cathay Bancorp, the businesses of Cathay Bank, Cathay Bancorp and their Subsidiaries are being conducted in all material respects in compliance with all laws, ordinances and regulations of any Governmental Entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Cathay Bank, Cathay Bancorp or their Subsidiaries.

         (b) No investigation or review by any Governmental Entity with respect to Cathay Bank, Cathay Bancorp or any of their Subsidiaries is pending or, to the best knowledge of Cathay Bank and Cathay Bancorp, threatened, nor has any Governmental Entity indicated to Cathay Bank, Cathay Bancorp or any of their Subsidiaries an intention to conduct the same, other than normal bank regulatory examinations.

         (c) As of the date of this Agreement, neither Cathay Bank nor Cathay Bancorp has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Cathay Bancorp, Cathay Bank or any of the their Subsidiaries to fail to be in substantial compliance with such provisions. Cathay Bank has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     2.8 JOINT PROXY REGISTRATION STATEMENT. The information to be supplied by Cathay Bank and Cathay Bancorp for inclusion in the Joint Proxy Registration Statement will not, on the date it (or any amendment thereof or supplement thereto) is first mailed to the respective shareholders of GBC and Cathay Bancorp, and at the time of their respective Shareholders' Meetings, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the respective GBC and Cathay Bancorp Shareholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to Cathay Bancorp or any of its affiliates, officers or directors is discovered by Cathay Bancorp that should be set forth in an amendment or a supplement to the Joint Proxy Registration Statement, Cathay Bancorp will promptly inform GBC and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the respective GBC and Cathay Bancorp shareholders. Notwithstanding the foregoing, Cathay Bank and Cathay Bancorp make no representation or warranty with respect to any information supplied by GBC or its Subsidiaries that is contained in the Joint Proxy Registration Statement. The Joint Proxy Registration Statement will (with respect to Cathay Bank and Cathay Bancorp) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act and the rules and regulations thereunder.

     2.9 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Cathay Bank and Cathay Bancorp, threatened, against or affecting Cathay Bank, Cathay Bancorp or any of their Subsidiaries, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Cathay Bancorp or which would materially affect the ability of Cathay Bank or Cathay Bancorp to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Cathay Bank, Cathay Bancorp or any of their Subsidiaries or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     2.10 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of Cathay Bank and Cathay Bancorp, there is no reason relating specifically to them or any of their Subsidiaries why (a) the Regulatory Approvals should not be granted, (b) the Regulatory Approvals should be subject to a condition which would differ from conditions customarily imposed in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Cathay Bank or Cathay Bancorp in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby or thereby except for: (i) the filing of all Regulatory Applications by Cathay Bancorp, Cathay Bank and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement;
(ii) the receipt of all Regulatory Approvals; (iii) the filing by Cathay Bancorp of the registration statement relating to the Cathay Common Stock to be issued pursuant to this Agreement ("JOINT PROXY REGISTRATION STATEMENT") with the SEC and various blue sky authorities, which Joint Proxy Registration Statement shall include the prospectus/proxy statement (the "PROXY STATEMENT") for use in connection with the GBC and Cathay Bancorp shareholders' meeting to approve the Merger (each a "SHAREHOLDERS' MEETING"); (iv) the filing of the Bank Merger Agreement with respect to the Bank Merger, bearing the endorsement of the DFI and the California Secretary of State, with the DFI; (v) the filing of the Merger Agreement with respect to the Merger with the Delaware Secretary of State and the California Secretary of State; and (vi) any filings, approvals or no-action letters with or from state securities authorities.

     2.11 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Cathay Bank and any officer, director or employee of Cathay Bancorp, Cathay Bank or their Subsidiaries conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer, director or employee of Cathay Bancorp, Cathay Bank or their Subsidiaries has any material interest in any tangible property, real or personal, used in or pertaining to the business of Cathay Bancorp, Cathay Bank or their Subsidiaries.

     2.12 FAIRNESS OPINION. Cathay Bancorp has received from Credit Suisse First Boston LLC a fairness opinion, dated the date of this Agreement, that the Merger Consideration is fair to Cathay Bancorp from a financial point of view.

     2.13 INSURANCE. Each of Cathay Bancorp and Cathay Bank has maintained and now maintains insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which they operate.

     2.14 IMPEDIMENTS TO PERFORMANCE. Neither Cathay Bank nor Cathay Bancorp has taken or agreed to take any action, or has knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any Regulatory Approval or to perform their covenants and agreements under this Agreement.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF GBC AND GENERAL BANK

     Except as set forth on a disclosure schedule delivered to Cathay Bancorp concurrently with the execution of this Agreement and updated as of the Closing (the "GBC DISCLOSURE

SCHEDULE"), GBC and General Bank represent and warrant to Cathay Bank and Cathay Bancorp that:

     3.1 ORGANIZATION.

         (a) General Bank is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

         (b) GBC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of General Bank.

         (c) Each of GBC and General Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not be reasonably expected to have a Material Adverse Effect on GBC. Each of GBC and General Bank has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by its shareholders and the receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby or thereby.

     3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement, the Merger Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of GBC and General Bank and by the affirmative vote of a majority of the outstanding shares of common stock of General Bank. Subject to the approval of this Agreement and the Merger by the affirmative vote of a majority of the outstanding shares of GBC Common Stock, no other corporate action on the part of GBC is required to be taken. This Agreement has been duly executed and delivered by GBC and General Bank and, assuming the due authorization, execution and delivery by Cathay Bank and Cathay Bancorp of this Agreement, constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

     3.3 CONFLICTS, CONSENTS AND APPROVALS.

         (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the articles of incorporation or bylaws of GBC or similar documents of any of its Subsidiaries or (ii) assuming the Regulatory Approvals are obtained, violate or conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GBC or its Subsidiaries or their respective properties, other than any such conflicts, violations or defaults which (x) will be cured or waived prior to the Effective Time or (y) would not reasonably be expected to have a Material Adverse Effect on GBC.

         (b) Except for (i) GBC shareholder approval, (ii) the consents and approvals set forth on Section 3.3 of the GBC Disclosure Schedule and (iii) the consents and approvals of third parties that are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have a Material Adverse Effect on GBC, no consents or approvals or, or filings or registrations with, any third party (other than Governmental Entities) are necessary in connection with the execution and delivery by GBC and General Bank of this Agreement, the Merger Agreement and the Bank Merger Agreement and the consummation by GBC and General Bank of the Merger, the Bank Merger and the other transactions contemplated hereby.

     3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the best knowledge of GBC and General Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Merger or the Voting Agreements, (ii) prohibits or restricts the ability of GBC or General Bank to perform its obligations under this Agreement or the ability of them to consummate the Merger, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements or any provision hereof or thereof or (iv) would subject Cathay Bank or Cathay Bancorp to any material impediment or condition in connection with the exercise of any of its rights under this Agreement with respect to the Merger or any of the Voting Agreements.

     3.5 CAPITALIZATION.

         (a) As of the date hereof, the authorized capital stock of GBC consists of (i) 20,000,000 shares of GBC Common Stock, of which 11,636,563 shares were issued and outstanding as of March 31, 2003 and (ii) 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of GBC Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of GBC Common Stock has been issued in violation of any preemptive rights of current or past shareholders of GBC. All of the issued and outstanding shares of GBC Common Stock, as of the record date set for such meeting, will be entitled to vote to approve this Agreement and the Merger.

         (b) As of the date hereof, the authorized capital stock of General Bank consists of 4,000,000 shares of common stock, of which 1,387,000 shares were issued and outstanding as of March 31, 2003. All of the issued and outstanding shares of General Bank common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned beneficially and of record by GBC, and are not subject to pledge, lien or other direct or indirect collateral interest.

         (c) As of May 3, 2003, 1,175,300 shares of GBC Common Stock were subject to outstanding stock options under the GBC Bancorp 1999 Employee Stock Incentive Plan and 89,993 shares of GBC Common Stock were reserved for future issuance under the GBC Bancorp

1999 Employee Stock Incentive Plan. As of May 3, 2003, 337,400 shares of GBC Common Stock were subject to outstanding stock options under the GBC Bancorp Amended and Restated 1988 Stock Option Plan and zero shares of GBC Common Stock were reserved for future issuance under the GBC Bancorp Amended and Restated 1988 Stock Option Plan. As of the date hereof, 320,800 shares of GBC Common Stock were subject to outstanding Contingency Stock Options. Except as set forth in this Section 3.5, as of the date of this Agreement, there are no shares of capital stock or other equity securities of GBC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of GBC, or contracts, commitments, understandings or arrangements by which GBC is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards.

     3.6 SUBSIDIARIES; OFF BALANCE SHEET DISCLOSURE; MATERIAL CHANGES.

         (a) Section 3.6(a) of the GBC Disclosure Schedule sets forth a true and complete list of all Subsidiaries of GBC. There are no special purpose entities, limited purpose entities and qualified special purpose entities in which GBC or its Subsidiaries have a material controlling economic or management interest. Except as disclosed in the GBC SEC Reports or on Section 3.6(a) of the GBC Disclosure Schedule, GBC owns directly or indirectly all of the issued and outstanding shares of capital stock of its Subsidiaries.

         (b) Between December 31, 2002 and the date of this Agreement, GBC has not undergone or suffered any Material Adverse Effect.

     3.7 GBC REPORTS.

         (a) Each of GBC and its Subsidiaries has filed as of the date of this Agreement, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, DFI, the FDIC, FRB, and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, the SEC, DFI, the FRB or the FDIC in the regular course of the business of GBC or its Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of GBC, investigation into the business or operations of GBC or its Subsidiaries since December 31, 2001. There is no unresolved violation, criticism or exception by the SEC, DFI, FRB, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to GBC on a consolidated basis.

         (b) GBC has provided to Cathay Bank a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by GBC with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act) since December 31, 2000 (as such documents have since the time of their filing been amended, the "GBC SEC REPORTS"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(g) of the Exchange Act) that GBC was required to file with the SEC since such date; provided, that GBC has not provided to Cathay Bancorp copies of any GBC SEC Reports that generally are available in public databases. The financial statements of GBC included in the GBC SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of GBC and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

     3.8 COMPLIANCE WITH LAWS.

         (a) Except as disclosed in any GBC SEC Reports and except for exceptions the maximum exposure for which would not be reasonably expected to have a Material Adverse Effect on GBC, the businesses of GBC and its Subsidiaries are being conducted in all material respects in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by GBC or any of its Subsidiaries.

         (b) As of the date of this Agreement, neither GBC nor its Subsidiaries has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause GBC or its Subsidiaries to fail to be in substantial compliance with such provisions. General Bank has not received since December 31, 2000 a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     3.9 JOINT PROXY REGISTRATION STATEMENT. The information to be supplied by GBC and its Subsidiaries for inclusion in the Joint Proxy Registration Statement will not, on the date it (or any amendment thereof or supplement thereto) is first mailed to GBC and Cathay Bancorp shareholders, and at the time of the respective Shareholders' Meetings, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the GBC and Cathay Bancorp Shareholders' Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to GBC or any of its affiliates, officers or directors is discovered by GBC that should be set forth in an amendment to the Joint Proxy Registration Statement or a supplement to the Proxy Statement, GBC will promptly inform Cathay Bancorp, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the GBC and Cathay Bancorp shareholders. Notwithstanding the foregoing, GBC makes no representation or warranty with respect to any information supplied by Cathay Bank or Cathay Bancorp that is contained in the Joint Proxy Registration Statement. The Joint Proxy Registration Statement will (with respect to GBC and its Subsidiaries) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act and the rules and regulations thereunder.

     3.10 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of GBC, threatened, against or affecting GBC or its Subsidiaries, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would be reasonably expected to have a Material Adverse Effect on GBC or which would materially affect the ability of General Bank or GBC to consummate the transactions contemplated herein or which would materially affect the ability of GBC to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against GBC or its Subsidiaries or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect. There is no outstanding claim for indemnification by officers, directors, employees or agents of GBC or its Subsidiaries under their respective bylaws or articles or incorporation nor, to the best knowledge of GBC, is any such claim threatened.

     3.11 LICENSES. GBC and its Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted.

     3.12 TAXES.

         (a) GBC and its Subsidiaries have each timely filed all material tax and information returns required to be filed and all such returns were correct and complete in all material respects. GBC and its Subsidiaries paid (or GBC has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all material taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. To the best knowledge of GBC, neither GBC nor any Subsidiary of GBC is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been, to the best knowledge of GBC, proposed, asserted or assessed against GBC or any Subsidiary of GBC that have not been resolved or settled and none of GBC and its Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of GBC and its Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1998 tax year. Neither GBC nor any Subsidiary of GBC is a party to any current action or proceeding by any Governmental Entity for the assessment or the collection of material taxes. Deferred taxes of GBC and its Subsidiaries have been accounted for in accordance with GAAP.

         (b) GBC has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where GBC was not the common parent of the group and neither GBC nor any Subsidiary of GBC has any liability for the taxes of any person other than a Subsidiary of GBC under Treasury Regulations Section 1.1502-6. Neither GBC nor any Subsidiary of GBC is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than a Subsidiary of GBC. Neither GBC nor any Subsidiary of GBC is required to include in income any adjustment pursuant to
Section 481(a) of the Code, no such adjustment has been, to the best knowledge of GBC, proposed by the IRS and no pending request for permission to change any accounting method has been submitted by GBC or any Subsidiary of GBC. Neither GBC nor any Subsidiary of GBC has filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) GBC and its Subsidiaries have each (i) withheld amounts from its employees, shareholders, or holders of public deposit accounts in material compliance with the tax withholding provisions of applicable federal, state and local laws, (ii) filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to material income tax withholding, social security, unemployment taxes, income and other taxes. All payments or deposits with respect to such taxes have been timely made.

         (d) GBC has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under section 355 of the Code in three years prior to the date of this Agreement.

     3.13 INSURANCE. GBC has maintained and now maintains insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which they operate. All such insurance policies and bonds are in full force and effect, and no insurer under any insurance policy or bond has cancelled or notified GBC of an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing or generally disclaimed liability thereunder for any submitted claims. To the extent that any insurance policy or bond has been or will be cancelled prior to the Closing Date, GBC will use its commercially reasonable efforts to obtain comparable insurance policies with comparable coverage prior to the Closing Date. GBC is not in default under any such policy or bond, nor has it failed to give any notice or present any claims thereunder in a timely fashion. Except as set forth on Section 3.13 of the GBC Disclosure Schedule, as of the date hereof, there are no claims in excess of $100,000 under any of such insurance policies or bonds which claims are pending or as to which coverage has been denied or disputed by the underwriters of such insurance policies or bonds. GBC has made available to

Cathay Bancorp true and complete copies of the policies listed at Section 3.13 of the GBC Disclosure Schedule.

     3.14 LOANS; INVESTMENTS.

         (a) Each loan reflected as an asset on the GBC Financial Statements, and each loan originated or acquired after December 31, 2002, is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except for pledges to secure public and trust deposits or to secure advances or discount window availability from the FHLBSF or FRBSF and loans sold pursuant to repurchase agreements, all such loans are as of the date hereof, and at the Closing will be, free and clear of any security interest, lien, encumbrance or other charge and do not as of the date hereof, and will not at the Closing, include any provision for prepayment penalties in violation of any law or regulation. Section 3.14 of the GBC Disclosure Schedule sets forth as of March 31, 2003, and will be updated as of the latest complete fiscal quarter prior to the Closing Date to include, a complete list of all loans and other assets of GBC and its Subsidiaries that have been classified by GBC or its Subsidiaries (or by the FDIC, the DFI or GBC's independent auditors) as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." Section 3.14 of the GBC Disclosure Schedule sets forth as of March 31, 2003, and will be updated as of the latest complete fiscal quarter prior to the Closing Date to include, a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof on the books of GBC and its Subsidiaries.

         (b) All guarantees of indebtedness owed to GBC or its Subsidiaries, including but not limited to those of the Federal Housing Administration, the Small Business Administration and other state and federal agencies, are, to the best knowledge of GBC, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which GBC or its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of GBC, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the obligors thereto and are in full force and effect. GBC and its Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued and, to the best knowledge of GBC, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit without the prior consent of General Bank: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require GBC or its Subsidiaries to recognize any gain or loss with respect to such arrangement.

         (d) Except for pledges to secure public and trust deposits or to secure advances or discount window availability from the FHLBSF or FRBSF and securities sold pursuant to repurchase agreements, and except for pledges of securities to secure fed funds borrowings from other banks, none of the investments reflected in the GBC Financial Statements dated as of December 31, 2002 under the heading "Investment Securities," and none of the investments made by GBC and its Subsidiaries since December 31, 2002, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of GBC or its Subsidiaries to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under GAAP. With respect to all material reverse repurchase agreements to which GBC or its Subsidiaries is a party, GBC or such Subsidiary has title or a valid, perfected first lien or security interest in the government securities or other collateral securing each such reverse repurchase agreement, and the value of the collateral securing each such reverse repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for repurchase agreements entered into in the ordinary course of business, neither GBC nor any Subsidiary of GBC has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require GBC or its Subsidiaries to repurchase or otherwise reacquire any such assets, other than for a breach of a representation or warranty by GBC or its Subsidiaries.

         (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by GBC and its Subsidiaries, as reflected in the GBC Financial Statements were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

     3.15 ALLOWANCE FOR CREDIT LOSSES.

         (a) The allowance for credit losses shown on the GBC Financial Statements has been established by application of General Bank's policies and methodologies for establishment of such allowances and the requirements of GAAP and applicable regulatory accounting practices, consistently applied, to provide for possible credit losses as of such date and, in management's judgment, is adequate to provide for reasonably foreseeable potential credit losses as of such date.

         (b) Section 3.15 of the GBC Disclosure Schedule sets forth as of March 31, 2003, and will be updated as of the latest complete fiscal quarter prior to the Closing Date to include, all nonperforming assets and all troubled debt restructurings (as each term is defined under GAAP) on the books of GBC and its Subsidiaries as of such date. Section 3.15 of the GBC Disclosure Schedule sets forth as of March 31, 2003, and will be updated as of the latest complete fiscal quarter prior to the Closing Date to include, all loans (excluding the guaranteed portion of any loan that is guaranteed by the U.S. Small Business Administration) that were contractually past due 90 days or more in the payment of principal and/or interest.

     3.16 GBC BENEFIT PLANS.

         (a) Section 3.16 of the GBC Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of GBC or its Subsidiaries or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which GBC or any Subsidiary of GBC maintains, to which GBC or any Subsidiary of GBC contributes, or under which any employee, former employee, director or former director of GBC or any Subsidiary of GBC is covered or has benefit rights and pursuant to which any liability of GBC or any Subsidiary of GBC exists or is reasonably likely to occur (the "GBC BENEFIT PLANS"). GBC has previously delivered to Cathay Bank copies of each GBC Benefit Plan. The term "GBC BENEFIT PLANS" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.16; provided, that the term "plan" or "plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No GBC Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (b) Except as set forth on Section 3.16 of the GBC Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination with any other event result in any payment (whether of severance pay or otherwise) becoming due from or under any GBC Benefit Plan to any current or former director, officer, consultant or employee of GBC or any Subsidiary of GBC or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

         (c) Each of the GBC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under
Section 401(a) of the Code and any related trust (collectively "GBC QUALIFIED PLANS") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application was previously made available to Cathay Bancorp) and, to the best knowledge of GBC, there exist no circumstances likely to adversely affect the qualified status of any such GBC Qualified Plan, and these representations and warranties expressly include the request for a compliance statement under the Voluntary Correction with Service Approval Program made on or about December 2, 2002.

         (d) Each of the GBC Benefit Plans established or maintained by GBC or any of its Subsidiaries or to which GBC or any of its Subsidiaries contribute has been maintained and operated in material compliance with the terms of such Plan and with all applicable requirements prescribed (whether as a matter of substantive law or as necessary to secure and maintain favorable tax treatment) by all applicable laws, governmental or court orders, or governmental rules or regulations including ERISA, and the Code.

         (e) Neither GBC nor any Subsidiary of GBC maintains, sponsors or contributes to an employee pension benefit plan that is subject to the Plan Termination Insurance provisions of ERISA, Sections 4001 et seq.

         (f) All accrued contributions and other payments required to be made by GBC or its Subsidiaries to any GBC Benefit Plan through March 31, 2003 have been made or reserves adequate for such purposes as of March 31, 2003 have been set aside therefor and are reflected in GBC's financial statements as of March 31, 2003. Neither GBC nor any Subsidiary of GBC is in material default in performing any of its respective contractual obligations under any of the GBC Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan or which requires or could require action under the compliance resolution programs of the IRS to preserve such qualification.

         (g) There is no pending or, to the best knowledge of GBC, threatened litigation, audit by governmental agency or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the GBC Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by GBC or any GBC Subsidiary which are reasonably likely to result in a liability on the part of GBC or any Subsidiary of GBC or any such Plan. To the best knowledge of GBC, there is no pending or threatened litigation, audit or pending claim (other than routine benefit claims) against any fiduciary, insurer or service provider of any GBC Benefit Plan.

         (h) Neither GBC, any Subsidiary of GBC nor any GBC Benefit Plan has incurred or is reasonably likely to incur any material liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980B of the Code. All GBC Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA such that any noncompliance has not resulted and will not result in material liability to GBC or its Subsidiaries.

         (i) Neither GBC nor any Subsidiary of GBC has made any payments, or is or has been a party to any agreement or any GBC Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

         (j) Section 3.16 of the GBC Disclosure Schedule describes any obligation that GBC or any Subsidiary of GBC has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto.

         (k) To the best knowledge of GBC, GBC and its Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each GBC Benefit Plan with the IRS, the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of GBC, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings.

         (l) GBC and its Subsidiaries have not announced an intention, or undertaken whether or not legally bound to modify or terminate any GBC Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of a GBC Benefit Plan.

         (m) GBC and its Subsidiaries have not undertaken to maintain any GBC Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

     3.17 COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) (i) The operations of GBC and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) to the best knowledge of GBC, (A) none of the operations of GBC or any Subsidiary of GBC is subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law; and (B) none of the operations of GBC or any GBC Subsidiary is the subject of any federal, state or local order requiring an investigation or remedial action by GBC or any GBC Subsidiary to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment; and (iii) neither GBC nor any GBC Subsidiary has filed any notice required under any Environmental Law to report the improper past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

         (b) With respect to the real property currently owned by GBC or any GBC Subsidiary (the "GBC PREMISES"): (i) no part of the GBC Premises has been used for the generation, manufacture, handling, storage or disposal of material quantities of any Hazardous Substances other than for routine use as part of an ordinary consumer or business product; (ii) to the best knowledge of GBC, the GBC Premises do not contain, and have never contained, an underground storage tank; and (iii) to the best knowledge of GBC, the GBC Premises do not contain and are not contaminated by any material quantity of a Hazardous Substance that requires remedial action by any federal, state or local government agency.

     3.18 CONTRACTS AND COMMITMENTS. Except to the extent such documents are included in the GBC SEC Reports, Section 3.18 of the GBC Disclosure Schedule contains as of the date of this Agreement (and shall be supplemented by GBC pursuant to Section 5.10 hereof to contain at the Closing Date) a list of each of the following documents, a true and correct copy of each of which has been made available to Cathay Bancorp (provided, however, that no document referenced in Section 3.16 shall be required to be listed or provided under this Section 3.18):

         (a) any outstanding "extension of credit" to any "Insider" of General Bank, as such terms are defined in Federal Reserve Regulation O;

         (b) each contract or agreement (not otherwise included in the GBC Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods or services and which (i) has a term of one year or more and an annual value of at least $100,000 (excluding telephone and utility service agreements) or (ii) allows for the sharing of information regarding customers of GBC and its Subsidiaries other than with customer consent, including but not limited to;

              (i) each agreement in which GBC or its Subsidiaries agreed to guaranty an obligation of, or indemnify, any officer, director, employee or agent of GBC or its Subsidiaries;

              (ii) each agreement containing any covenant limiting the right of GBC or its Subsidiaries to engage in any line of business or compete with any person;

              (iii) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which GBC or any of its Subsidiaries sells to others mortgages that they originate;

              (iv) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.14(d) hereof;

              (v) a list of all salaries and bonuses provided by GBC and its Subsidiaries to any employee, officer or director who earned in salary and bonus in excess of $100,000 during the calendar year 2002;

         (c) each contract or commitment (other than GBC Permitted Liens and other than those described in Section 3.14) affecting ownership of or title to, real property which is currently owned by GBC or any GBC Subsidiary;

         (d) the articles of incorporation and bylaws and specimen certificates of each type of security issued by GBC and General Bank;

         (e) each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of GBC or any GBC Subsidiary;

         (f) each lease or license with respect to real or tangible personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000 to which GBC or any GBC Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

         (g) all consulting, financial advisory, investment banking and professional services contracts other than legal counsel to which GBC or its Subsidiaries is a party and in which GBC or its Subsidiaries expect to pay more than $100,000 during the calendar year 2003;

         (h) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of GBC or any GBC Subsidiary which, by their terms, continue to bind or affect GBC or any GBC Subsidiary;

         (i) all orders, decrees, memoranda, agreements or understandings with regulatory agencies binding upon or affecting the current operations of GBC or any GBC Subsidiary or any of their directors or officers in their capacities as such;

         (j) all registered trademarks, trade names, service marks, patents or copyrights that are owned by GBC or any GBC Subsidiary;

         (k) list of all bank-owned life insurance policies (each, a "BOLI POLICY") owned by GBC or any Subsidiary of GBC insuring the life of any officer, employee or director of GBC and naming GBC or any of its Subsidiaries as the beneficiary in the event of the death of the insured officer, employee or director, and copies of related insurance policy applications and of consent forms signed by the insured officer, employee or director authorizing GBC or any Subsidiary of GBC to purchase each BOLI Policy.

     3.19 DEFAULTS. There has not been any material default in any material obligation to be performed by GBC or its Subsidiaries under any material contract or commitment, and neither GBC nor or any of its Subsidiaries has waived as of the date hereof any material right under any material contract or commitment.

     3.20 OPERATIONS SINCE DECEMBER 31, 2002. Between December 31, 2002 and the date hereof, there has not been:

         (a) any increase in the compensation payable or to become payable by GBC or any GBC Subsidiary to any employee, officer or director, other than routine annual increases to employees consistent with past practices;

         (b) any payment of dividends or other distributions by GBC to its shareholders or any redemption by GBC of its capital stock, other than regular quarterly dividends;

         (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of GBC or any GBC Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "GBC PERMITTED LIEN"): (i) liens arising out of judgments or awards in respect of which GBC or any GBC Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments and other governmental charges or levies, the payment of which is not past due, or as to which GBC or any GBC Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of GBC or any GBC Subsidiary other than that so purchased; (vi) pledges and liens given to secure deposits and other liabilities of GBC or any GBC Subsidiary arising in the ordinary course of business (including those given to secure public and trust deposits and to secure advances or discount window availability from the FHLBSF or the FRBSF); (vii) pledges of securities to secure fed funds borrowings from other banks; and (viii) pledges and liens otherwise created in the ordinary course of business;

         (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by GBC or any GBC Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

         (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any GBC Benefit Plan by GBC or any GBC Subsidiary, other than in the ordinary course of business;

         (f) any action by GBC or any GBC Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by GBC or any GBC Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, GBC shall promptly notify Cathay Bancorp;

         (g) any change in GBC's or its Subsidiaries' independent auditors or historic methods of accounting (other than as required by GAAP or regulatory accounting principles);

         (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by GBC or any GBC Subsidiary of any fixed asset which has a purchase price individually in excess of $100,000 or in the aggregate in excess of $500,000;

         (i) any sale or transfer of any real or tangible personal property in excess of $100,000 of GBC or any GBC Subsidiary outside of the ordinary course of business;

         (j) any material damage or destruction to any assets or property of GBC or any GBC Subsidiary whether or not covered by insurance; or

         (k) any agreement or commitment to do any of the foregoing.

     3.21 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of GBC and General Bank are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, shareholders, Boards of Directors and committees of the Boards of Directors of each, and all transactions in their respective capital stocks, since their respective inceptions.

     3.22 UNDISCLOSED LIABILITIES. Except for liabilities incurred in the ordinary course of business, liabilities reflected in the draft of GBC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (a copy of which was provided to Cathay Bancorp) and liabilities that would not be reasonably expected to have a Material Adverse Effect on GBC, since December 31, 2002, neither GBC nor any GBC Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that, if incurred prior to December 31, 2002, would have been required by GAAP to be recognized or disclosed on the GBC Financial Statements.

     3.23 ASSETS.

         (a) GBC and its Subsidiaries have good and marketable title to their real and tangible personal properties reflected as owned by GBC or any GBC Subsidiary in the GBC Financial Statements and those acquired since December 31, 2002, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) GBC Permitted Liens none of which, in the aggregate, are material to the assets of GBC on a consolidated basis. To the best knowledge of GBC, all buildings, structures, fixtures and appurtenances comprising part of the real properties owned or leased by GBC and its Subsidiaries are in reasonable operating condition. GBC and its Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted.

         (b) All leases pursuant to which GBC or its Subsidiaries, as lessee, leases real or tangible personal property and which are material to the conduct of their businesses are, to the best knowledge of GBC as of the date of this Agreement, valid, effective and enforceable against the lessor in accordance with their respective terms. There is not under any of such material leases any existing material default, or any event which with notice or lapse of time or both would constitute a material default, with respect to either GBC or any GBC Subsidiary, or to the best knowledge of GBC, the other party. Section 3.23(b) of the GBC Disclosure Schedule sets forth those leases that contain a provision which would preclude the surviving corporation or resulting institution or any GBC Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by GBC or any GBC Subsidiary as of the date of this Agreement.

     3.24 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between GBC or any GBC Subsidiary and any officer, director or employee of GBC or any GBC Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer, director or employee of GBC or any GBC Subsidiary has any material interest in any tangible property, real or personal, used in or pertaining to the business of GBC or its Subsidiaries.

     3.25 REGISTRATION OBLIGATIONS. Neither GBC nor any GBC Subsidiary are under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

     3.26 IMPEDIMENTS TO PERFORMANCE. Neither GBC nor any of its Subsidiaries has taken or agreed to take any action, or has knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any Regulatory Approval or to perform their covenants and agreements under this Agreement.

     3.27 BROKERS AND FINDERS. Except as set forth in the agreement with Lehman Brothers dated January 28, 2002 (which agreement has not been amended since such date), a copy of which has previously been made available to Cathay Bancorp, neither GBC nor any GBC Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees to any person, including but not limited to any officer, director or employee of GBC or its Subsidiaries, and no other broker or finder has acted directly or indirectly for GBC or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     3.28 FAIRNESS OPINION. GBC has received from Lehman Brothers a fairness opinion, dated as of the date of this Agreement, that, from a financial point of view, the Merger Consideration to be received by the holders of GBC Common Stock is fair to such holders.

     3.29 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of GBC, there is no reason relating specifically to GBC or any GBC Subsidiary why
(i) the Regulatory Approvals should not be granted, (ii) such Regulatory Approvals should be subject to a condition which would differ from conditions customarily imposed in orders approving acquisitions of the type contemplated hereby or (iii) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to GBC or any GBC Subsidiary in connection with the execution and delivery of this Agreement or the consummation by GBC of the transactions contemplated hereby or thereby except for: (a) the filing of all Regulatory Applications; (b) the receipt of all Regulatory Approvals; (c) the filing by Cathay Bancorp of the Joint Proxy Registration Statement with the SEC and various blue sky authorities, which Joint Proxy Registration Statement shall include the Proxy Statement for use in connection with the GBC Shareholders' Meeting; (d) the filing of the Bank Merger Agreement with respect to the Bank Merger, bearing the endorsement of the DFI and California Secretary of State, with the DFI; (e) the filing of the Merger Agreement with respect to the Merger with the Secretaries of State of Delaware and California; and (f) any filings, approvals or no-action letters with or from state securities authorities.

     3.30 MOU COMPLIANCE. General Bank is in compliance in all material respects with the MOU.

                                   ARTICLE IV
                          COVENANTS PENDING THE CLOSING

     4.1 BUSINESS IN ORDINARY COURSE OF GBC.

         (a) Without the prior written consent of Cathay Bancorp, GBC shall not declare or pay any dividend other than its regular quarterly dividend in an amount not to exceed $0.12 per share or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement.

         (b) Except as contemplated or permitted by this Agreement or the GBC Disclosure Schedule or another agreement to which GBC or any GBC Subsidiary is a party as of the date of this Agreement, or as required by applicable law, rule or regulation, or as requested by the DFI, FDIC or FRB, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, GBC and its Subsidiaries shall continue to carry on their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, except as contemplated or permitted by this Agreement or the GBC Disclosure Schedule, GBC and each of its Subsidiaries will not, without the prior written consent of Cathay Bancorp (which consent shall not be unreasonably withheld, delayed or conditioned):

              (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the exercise of options under GBC's stock option plans outstanding on the date hereof;

              (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of GBC or any of its Subsidiaries (except in connection with the termination of employment) or pre-pay or voluntarily re-pay any subordinated debt or trust preferred securities of GBC;

              (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

              (iv) change its articles of incorporation or bylaws;

              (v) other than the hiring of "at will" employees in the ordinary course of business, enter into any new, or modify any existing, employment agreement, severance agreement, change of control agreement or plan relative to the foregoing; or grant any material increase (other than routine annual increases to employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law; pay or agree to pay or accrue for any bonus except in accordance with bonus and incentive plans in existence on the date hereof and for which accruals have been made in the ordinary course; or adopt or make any change in any bonus, insurance, BOLI Policy, pension or other GBC Benefit Plan other than in the ordinary course and consistent with past practices; provided, that General Bank may make exceptional bonus payments to its employees as recommended by management and approved by its board of directors, which exceptional bonus payments shall be consistent with the summary and schedule set forth on Section 4.1(b)(v) of the BGC Disclosure Schedule (the "STAFF BONUS");

              (vi) except deposit-taking, reverse repurchase transactions, purchases of Federal Funds, discount window borrowings and FHLBSF advances, and other funding transactions in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others;

              (vii) except for loans or lines of credit or commitments for loans or lines of credit that have been approved prior to the date hereof, (A) make any loan or extend any line of credit that would require the approval of General Bank's Executive Loan Committee under existing loan approval authority granted to General Bank's management, (B) make any loan or extend any line of credit to any new customer in excess of $5,000,000 or (C) restructure, renew, extend, modify or otherwise amend any (1) unsecured loan or line of credit that is classified as "Substandard" or worse in excess of $1,000,000 or (2) secured loan or line of credit that is classified as "Substandard" or worse in excess of $3,000,000; provided, that Cathay Bank shall use its best efforts to communicate its decision regarding its consent with respect to any such loan or line of credit promptly after delivery by General Bank to Cathay Bank of the loan package therefor requesting Cathay Bank's consent; provided further, that, if Cathay Bank does not communicate in writing its decision regarding its consent or reasonably request additional information regarding such proposed loan or line of credit within three (3) Business Days of Cathay Bank's receipt of General Bank's request for consent (or the provision of such additional information), then Cathay Bank shall be deemed to have granted its prior written consent;

              (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

              (ix) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account (other than (i) U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year and deposits in an overnight account at the FRBSF or the FHLBSF, (ii) readily marketable investment securities or (iii) securities with ratings of at least Aa2, AA or AA from Moody's Investors Service, Standard and Poor's or Fitch Ratings, respectively);

              (x) except for GBC Permitted Liens, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

              (xi) sell or otherwise dispose of any interest in real property or any material amount of tangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to GBC or its Subsidiaries;

              (xii) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, and except in the ordinary course of business and consistent with past practices, without first having consulted with Cathay Bank; provided, however, that GBC and its Subsidiaries shall not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances other than customary household products;

              (xiii) knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

              (xiv) except for property acquired by foreclosure, repossession or deed in lieu thereof, purchase (A) any real or tangible personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $100,000, except for outstanding commitments set forth in Section 3.18 of the GBC Disclosure Schedule, or (B) whether for cash or secured or unsecured obligations (including finance leases) any fixed asset which has a purchase price individually in excess of $100,000 or in the aggregate in excess of $500,000;

              (xv) enter into or acquire any derivatives contract other than warrants taken as additional compensation in connection with extensions of credit;

              (xvi) knowingly or willfully take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or

              (xvii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

         (c) GBC will, and will cause its Subsidiaries to, use their commercially reasonable efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, or replacements for such policies, including insurance of accounts with the FDIC. GBC will, and will cause its Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

         (d) GBC and General Bank each will use its best efforts to operate in a manner such that at all times GBC and General Bank will be in compliance with the requirements of the MOU as in effect on the date of this Agreement and shall report to Cathay Bancorp all material developments with respect to its compliance with the MOU. GBC and General Bank will maintain an allowance for credit losses by application of General Bank's policies and methodologies for establishment of such allowances and the requirements of GAAP and applicable regulatory accounting practices, consistently applied.

     4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING MATTERS. Notwithstanding that GBC believes that it, General Bank and their Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, GBC recognizes that Cathay Bancorp or Cathay Bank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At the request of Cathay Bancorp, GBC and General Bank agree, immediately prior to or simultaneous with the Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as Cathay Bancorp reasonably shall request to conform General Bank's allowance for credit losses, accrual, reserve and other accounting policies to the policies of Cathay Bank, provided, however, that (a) GBC or General Bank shall not be required to take such actions prior to the time Cathay Bancorp agrees in writing that all of the conditions to its obligation to close as set forth in Section 6.1 have been satisfied or waived and each of the Regulatory Approvals have been received, and
(b) no such adjustment shall (i) require any filing with any Governmental Entity, (ii) violate any law, rule or regulation applicable to GBC or any of its Subsidiaries, (iii) constitute, or be deemed to constitute, any breach, violation, modification or contradiction of any certification filed with any Governmental Entity prior to such date by GBC or any of its Subsidiaries or any officer or employee thereof and (c) such requested conforming adjustments, including any expenses incurred in connection with Cathay Bancorp requested termination of employee benefit plans under Section 5.12 hereof, shall not be taken into account in determining whether GBC has experienced a Material Adverse Effect nor shall it constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     4.3 BUSINESS IN ORDINARY COURSE OF CATHAY BANCORP.

         (a) Without the prior written consent of GBC, Cathay Bancorp shall not declare or pay any dividend other than its regular quarterly dividend in an amount not to exceed $0.14 per share or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement.

         (b) Except as contemplated or permitted by this Agreement or the Cathay Bancorp Disclosure Schedule, or as required by applicable law, rule or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Cathay Bancorp, Cathay Bank and their Subsidiaries shall (i) continue to carry on their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) knowingly or willfully take any action which would reasonably be expected to adversely affect or delay its ability to obtain any Regulatory Approvals or to consummate the transactions contemplated hereby. Without limiting the foregoing, and except as contemplated or permitted by this Agreement, Cathay Bancorp and Cathay Bank shall not (v) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the exercise of stock options granted prior to the date of this

Agreement; (w) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; (x) change its articles or certificate, as the case may be, of incorporation or bylaws; (y) not knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment or (z) knowingly or willfully take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any Regulatory Approvals or to perform its covenants and agreements under this Agreement.

         (c) Except for the transactions contemplated by this Agreement, Cathay Bancorp, Cathay Bank or any their Subsidiaries shall not enter into any transaction between the date of this Agreement and the Effective Time that would require filing any application under the Bank Merger Act or Sections 3 or 4 of the Bank Holding Company Act of 1956.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 INSPECTION OF RECORDS.

         (a) GBC and its Subsidiaries shall afford to Cathay Bancorp and to Cathay Bancorp's accountants, counsel and other representatives reasonable access on reasonable advance notice during normal business hours during the period prior to the Effective Time to all of their properties, books, contracts, commitments, monthly packages, reports (including those prepared by external consultants) and minutes prepared for its Boards of Directors, and records, including all personnel files and other employment records, and all attorneys' responses to auditors' requests for information and, to the extent available, accountants' work papers, developed by GBC and its Subsidiaries or their accountants or attorneys, and will permit Cathay Bancorp and Cathay Bancorp's representatives to discuss such information directly with GBC's and its Subsidiaries' officers, directors, employees, attorneys and accountants. GBC and its Subsidiaries shall permit designated representatives of Cathay Bancorp to attend and participate (but not vote) in all loan committee meetings and shall meet with such representatives monthly to review General Bank's loan portfolio. GBC and its Subsidiaries shall use their commercially reasonable efforts to furnish all other information concerning its business, properties and personnel as Cathay Bancorp may reasonably request; provided, however, such access may be limited by GBC and its Subsidiaries so as to avoid unreasonable disruption or interference with their business operations or violation of any duty of customer confidentiality or privacy.

         (b) Cathay Bancorp shall afford to GBC and to GBC's accountants, counsel and other representatives reasonable access on reasonable advance notice during normal business hours during the period prior to the Effective Time to all of (its and its Subsidiaries') properties, books, contracts, commitments, monthly packages, reports (including those prepared by external consultants) and minutes prepared for its Boards of Directors, and records, and all attorneys' responses to auditors' requests for information and, to the extent available, accountants' work papers, developed by Cathay Bancorp or its Subsidiaries and their accountants or attorneys, and will permit GBC and GBC's representatives to discuss such information directly with the officers, directors, employees, attorneys and accountants of Cathay Bancorp and its Subsidiaries. Cathay Bancorp shall use its commercially reasonable efforts to furnish all other information



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

concerning its business, properties and personnel as GBC may reasonably request; provided, however, such access may be limited by Cathay Bancorp so as to avoid unreasonable disruption or interference with its business operations or violation of any duty of customer confidentiality or privacy.

         (c) The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

     5.2 JOINT PROXY REGISTRATION STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after the date hereof, Cathay Bancorp shall file the Joint Proxy Registration Statement with the SEC, and GBC and Cathay Bancorp shall use their commercially reasonable efforts to cause the Joint Proxy Registration Statement to become effective under the Securities Act. Cathay Bancorp will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Cathay Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of Cathay Bancorp and GBC shall duly call, give notice of, convene and hold their respective Shareholders' Meetings as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the Shareholders' Meetings, (i) Cathay Bancorp and GBC shall jointly prepare their respective Proxy Statements as part of the Joint Proxy Registration Statement, (ii) the Boards of Directors of Cathay Bancorp and GBC shall recommend to their respective shareholders the approval of this Agreement and the Merger; (iii) each shall use its commercially reasonable efforts to have the Joint Proxy Registration Statement declared effective under the Securities Act as soon as practicable; and (iv) Cathay Bancorp and GBC shall mail the Joint Proxy Registration Statement to their respective shareholders.

     5.3 AGREEMENTS OF DIRECTORS AND OTHER AFFILIATES. As soon as practicable after the date of this Agreement, GBC shall deliver to Cathay Bancorp a letter, reviewed by GBC's counsel, identifying all persons who are or may be deemed to be "affiliates" of GBC for purposes of Rule 145 under the Securities Act at the time of the GBC Shareholders' Meeting. GBC shall use its commercially reasonable efforts to cause each person who is so identified as an "affiliate," and who has not previously delivered to Cathay Bancorp an executed Affiliate Agreement, to deliver to Cathay Bancorp, as soon as practicable thereafter, an Affiliate Agreement. Prior to the Effective Time, GBC shall amend and supplement such letter and use its commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute an Affiliate Agreement.

     5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Bank Merger and the Merger. Notwithstanding the foregoing, Cathay Bancorp and GBC will share equally all third party printing costs incurred with respect to the Joint Proxy Registration Statement in preliminary and final form.

     5.5 COOPERATION.

         (a) Each party covenants that it will use its commercially reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. GBC will cooperate with Cathay Bancorp in identifying material contracts of GBC and its Subsidiaries that are scheduled for renewal between the date of this Agreement and the Effective Time to provide appropriate notice of non-renewal if Cathay Bancorp informs GBC that it does not intend to continue the contractual relationship following the Effective Time; provided, however, such notice of non-renewal shall not be given if, in the reasonable judgment of GBC, the notice would impair the ability of GBC or any of its Subsidiaries to conduct its business in the event that this Agreement is terminated pursuant to
Article VII hereof.

         (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action. Each party shall use its commercially reasonable efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         (c) The parties shall cooperate with each other in announcing dividends and establishing dividend eligibility and payment dates for dividends permitted pursuant to Sections 4.1(a) and 4.3(a) hereof so that GBC's shareholders shall not receive a dividend from GBC and Cathay Bancorp in the same calendar quarter.

     5.6 REGULATORY APPLICATIONS.

         (a) Each of the parties shall, as soon as practicable after the date of this Agreement, file all applications that it is responsible to file with all applicable regulatory authorities, including (a) an application to the DFI for approval of the Bank Merger under the CFC, (b) an application to the FDIC for approval of the Bank Merger under Section 18(c) of the Federal Deposit Insurance Act and (c) an application to the FRB under Sections 3 and 4 of the Bank Holding Company Act of 1956 or an application for a waiver from consideration under these provisions as appropriate (together, the "REGULATORY APPLICATIONS"), and shall use their commercially reasonable efforts to respond as promptly as practicable to all inquiries received concerning said Regulatory Applications. GBC shall cause GBC Venture Capital, Inc. to merge into GBC immediately prior to the Effective Time; provided, that GBC shall not be required to cause such merger if it would result in a detriment to GBC.

         (b) In the event that the appearance of any officers, directors or employees, or counsel, of any party is requested at any hearing in connection with such Regulatory Application, the party whose representative is so requested to appear shall make commercially reasonable efforts to arrange for those appearances. The parties shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the Bank Merger or the Merger that causes such party to believethat there is a reasonable likelihood that any required Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed or conditioned. In the event the Bank Merger or the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the parties shall consult with each other and decide upon a reasonable course of action designed to bring about consummation of the Bank Merger or the Merger, and shall use commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay consummation of the Bank Merger or the Merger.

     5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time, each party will deliver to the other (a) not later than fifteen (15) days after the end of each month, all monthly internal unaudited financial statements, financial reports, balance sheets and budget analyses prepared by it for its internal use and for its Boards of Directors;
(b) promptly after filing with the DFI and the FDIC and in no event later than thirty (30) days after the end of any fiscal quarter, the quarterly call report filed by each of General Bank and Cathay Bank with the DFI and the FDIC; (c) unless generally available in public databases, promptly after filing with the SEC and in no event later than forty-five (45) days after the end of each quarter, their respective Quarterly Reports on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; and (d) unless generally available in public databases, within five (5) Business Days after filing, any and all other material reports filed with the SEC, the FDIC, the DFI or the FRB.

     5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the others in writing of (a) any failure by such party to materially comply with or satisfy any covenant, condition or agreement contained herein, (b) the inaccuracy in any material respect of its representations and warranties contained herein and (c) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty made by such party to be materially untrue or inaccurate; provided, however, that the delivery of any such notice shall not limit, affect or waive the remedies available to the parties receiving such notice or the conditions to the obligations of the parties hereto; provided further, that delivery of any notice pursuant to this Section 5.8 shall only be required in the event the conditions set forth in Sections 6.1(a), 6.1(b), 6.2(a) or 6.2(b) would not be satisfied.

     5.9 PUBLICITY. Following the execution of this Agreement, the parties shall prepare and issue a mutually acceptable joint press release and materials to be presented in a joint investor presentation, at which appropriate management officials of both parties shall participate. The parties shall consult with each other before issuing any further press release or public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement with respect thereto without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations governing the Nasdaq NM.



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

The parties shall make appropriate management available at presentations related to the Merger and the Bank Merger as reasonably requested by the other party.

     5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. During the period beginning on the fifth Business Day preceding the Closing Date, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which would have been rendered inaccurate thereby; provided, that each party shall use its best efforts to deliver to the other parties as soon as possible during such period a draft of the updated Disclosure Schedule required by this Section 5.10 in substantially final form. For purposes of determining the accuracy of the representations and warranties of Cathay Bank or Cathay Bancorp and GBC or General Bank contained in Articles II and III, respectively, at the time of execution and delivery of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

     5.11 LITIGATION MATTERS.

         (a) GBC shall provide to Cathay Bancorp such reports on litigation involving GBC and any of its Subsidiaries as Cathay Bancorp shall reasonably request; provided that GBC shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment. Notwithstanding the foregoing, GBC will consult with Cathay Bancorp about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $250,000.

         (b) Cathay Bancorp shall provide to GBC such reports on litigation involving Cathay Bancorp, Cathay Bank and their Subsidiaries as GBC shall reasonably request; provided, that Cathay Bancorp shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

     5.12 EMPLOYEES; BENEFITS AND RELATED MATTERS.

         (a) Cathay General Bancorp shall honor all written employment and severance agreements between GBC and its Subsidiaries on the one hand and any of their current or former employees or directors on the other hand.

         (b) Each person who is employed by GBC or its Subsidiaries immediately prior to the Effective Time shall, at the Effective Time, become an employee of Cathay General Bancorp or its Subsidiaries (the "CONTINUING EMPLOYEES"). Following the Effective Time, Cathay General Bancorp shall maintain the employee benefit plans, programs and arrangements, including medical, dental and vision but excluding the General Bank 401(k) ESOP Plan (the "GBC EMPLOYEE BENEFIT PLANS"), of GBC and its Subsidiaries until such time as Cathay General Bancorp shall arrange for the Continuing Employees to participate in its employee benefit plans, programs and arrangements, including medical, dental and vision (the "CATHAY EMPLOYEE BENEFIT PLANS"), on terms no less favorable than those provided to similarly situated employees of Cathay Bancorp (it being understood that the Continuing Employees shall be eligible to participate in the Amended and Restated Cathay Bank Employee Stock Ownership Plan and the Cathay Bancorp, Inc. 401(k) Profit Sharing Plan at the next regularly scheduled enrollment date following the Effective Time).

         (c) The Continuing Employees shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break-in service or similar rule, receive credit for all purposes, including for eligibility to participate and vesting, under any of the Cathay Employee Benefit Plans for years of service (calculated for periods prior to the Effective Time in accordance with GBC's policies in effect on the date hereof) with GBC (and its Subsidiaries and predecessors) prior to the Effective Time, except to the extent where such credit would result in duplication of benefits. Cathay General Bancorp shall not terminate the GBC Employee Benefit Plans unless and until Cathay General Bancorp is able to cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Continuing Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any of the Cathay Employee Benefits Plans in which they are eligible to participate after the Effective Time.

         (d) Subject to and conditioned upon the Closing, GBC shall take all actions reasonably necessary to terminate the General Bank 401(k) ESOP Plan effective as of the Effective Time.

         (e) GBC has provided to Cathay Bancorp a summary of its Retention Incentive Program, a schedule of recipients, timing and amount of retention bonus payments thereunder and a form of letter agreement thereunder (collectively, the "GBC RETENTION PLAN"). Cathay General Bancorp shall honor the terms and conditions of the GBC Retention Plan. Cathay General Bancorp shall make retention bonus payments to each Continuing Employee set forth on Section 5.12(e) of the Cathay Bancorp Disclosure Schedule in the amounts and at the times set forth opposite such Continuing Employee's name (and subject to the eligibility conditions) on Section 5.12(e) of the Cathay Bancorp Disclosure Schedule (but only to the extent that such payments--when taken together with any other payment or benefit paid or payable to such Continuing Employee in connection with the Merger--would not be subject to the excise tax imposed under
Section 4999 of the Code). Promptly after the date hereof, Cathay Bancorp shall execute and deliver a retention letter agreement to each such Continuing Employee consistent with this Section 5.12(e) and substantially in the form of the letter agreement under the GBC Retention Plan.

         (f) GBC has provided to Cathay Bancorp a copy of its Severance Pay Plan, a summary of its Supplemental Severance Program and a form of letter agreement thereunder (collectively, the "GBC SEVERANCE PLAN"). For a period of twelve (12) months following the Effective Time, Cathay General Bancorp shall honor the terms and conditions of the GBC Severance Plan.

         (g) Cathay General Bancorp shall honor the terms and conditions of GBC's Profit Sharing and Incentive Compensation Program, as in effect on the date hereof, through and until the Effective Time, with such prorations and other adjustments as may be appropriate or necessary to carry out the purposes of such program.

         (h) Cathay General Bancorp shall recognize and honor all unused sick leave accrued by the Continuing Employees as of the Effective Time notwithstanding any limitations on sick leave accruals or carry-overs applicable under Cathay Bancorp's sick leave policies; provided, that, from and after Effective Time, the Continuing Employees shall not accrue additional sick leave unless and until their unused sick leave is reduced below the maximum allowable under Cathay General Bancorp's sick leave policies.

         (i) At the Effective Time, Cathay General Bancorp shall pay cash to the Continuing Employees for any and all unused vacation accrued in excess of ten
(10) days by the Continuing Employees as of the Effective Time. Cathay General Bancorp shall recognize and honor any vacation accrued by the Continuing Employees (and not paid out in cash) as of the Effective Time, and any such vacation shall be taken in accordance with Cathay General Bancorp's vacation policies.

         (j) With respect to the Continuing Employees, to the extent GBC's flexible benefits plan provides for annual deferrals for unreimbursed medical expenses and/or dependent care expenses in excess of those permitted under Cathay Bancorp's flexible benefits plan, Cathay General Bancorp shall maintain the higher annual deferral limits applicable under GBC's flexible benefits plan through December 31, 2003.

     5.13 INDEMNIFICATION AND INSURANCE.

         (a) Subject to the limitations of the Federal Deposit Insurance Act, the CGCL, or other applicable Banking Regulations:

              (i) Cathay Bancorp agrees that the Merger shall not affect or diminish any of GBC's or its Subsidiaries' duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of GBC and its Subsidiaries arising by virtue of the articles of incorporation or bylaws of GBC or its Subsidiaries in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of GBC or its Subsidiaries, as provided by law or regulation or in their respective articles of incorporation or bylaws shall survive the Merger for a period of six years and for that period shall be assumed by Cathay General Bancorp and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of six years thereafter or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved.

              (ii) In addition to all rights conferred by reason of subparagraph
(i) above, Cathay General Bancorp shall indemnify, defend and hold harmless the present and former officers and directors of GBC and its Subsidiaries and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that such settlement is effected with the written consent of Cathay General Bancorp, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the CGCL, the terms of the articles of incorporation and bylaws of GBC and its Subsidiaries and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided to Cathay Bancorp); provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

              (iii) Cathay General Bancorp shall maintain the existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of not less than six years after the Effective Time; provided, however, that Cathay General Bancorp may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Cathay General Bancorp shall use all commercially reasonable efforts to obtain substantially similar D&O Insurance.

         (b) GBC shall use commercially reasonable efforts to cause each of its currently existing insurance policies to remain in full force and effect until the Closing Date. In addition, GBC shall use commercially reasonable efforts to arrange, in collaboration with Cathay Bancorp and at Cathay Bancorp's expense, for the purchase of extended reporting period coverage for all claims-made policies, all as determined by Cathay Bancorp. Cathay Bancorp will be included as a named insured for the extended reporting period coverage.

     5.14 ENVIRONMENTAL REPORTS. GBC shall reasonably cooperate with Cathay Bancorp so that Cathay Bancorp may as soon as reasonably practicable obtain, at Cathay Bancorp's expense, a report of a phase one environmental investigation on all real property designated in writing by Cathay Bancorp and owned, leased or operated by GBC or any of its Subsidiaries as of the date hereof or hereafter (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by GBC or any of its Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than twenty percent (20%) of the total space leased to all tenants of such property). Cathay Bancorp shall promptly upon receipt of any such report (or any phase two report described below) make it available to GBC. If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Cathay Bancorp, GBC shall also cooperate with Cathay Bancorp so that Cathay Bancorp may obtain, at Cathay Bancorp's expense, a phase two investigation report on such designated parcels. Cathay Bancorp shall have fifteen (15) Business Days from the receipt of any such phase two investigation report to notify GBC of any dissatisfaction with the contents of such report and Cathay Bancorp's determination that such dissatisfaction will constitute a Material Adverse Effect on GBC.



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

     5.15 INTELLECTUAL PROPERTY. From and after the Effective Time, Cathay General Bancorp and Cathay Bank shall possess all rights with respect to any and all trade names, trademarks, service marks, logos and other intellectual property used by GBC or any of its Subsidiaries, including without limitation "General Bank" or "GBC Bancorp" or any variant thereof. From and after the Effective Time, Cathay Bank shall be identified on business cards, letterhead and other stationery as a subsidiary of "Cathay General Bancorp" or as part of the "Cathay General" group.

     5.16 FINANCING. Cathay Bancorp agrees to raise sufficient additional capital prior to October 31, 2003 (or such later date as the Closing may be extended pursuant to Section 7.1(f) hereof) such that Cathay General Bancorp, as set forth in the pro forma financial statements to be included in the Regulatory Applications, will be "well capitalized" as such term is defined in applicable federal bank regulations, or shall otherwise demonstrate in the Regulatory Applications that Cathay General Bancorp will be "well capitalized" without raising additional capital. Cathay shall promptly provide to GBC copies of any term sheets, letters of intent or other written proposals with respect to such financing and shall from time to time provide such information as GBC may reasonably request regarding the status of such financing and negotiations related thereto.

     5.17 CERTAIN ACTIONS.

         (a) Neither GBC nor any of its Subsidiaries (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section 5.17(a). GBC shall immediately instruct and otherwise use its commercially reasonable efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. GBC shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities.

         (b) Notwithstanding the foregoing, if an Acquisition Proposal is made to GBC by a third party, GBC may provide information at the request of such third party and negotiate and enter into a definitive agreement with such third party, and GBC's Board of Directors may withdraw its favorable recommendation or recommend disapproval of this Agreement, but only on the condition that the Board of Directors of GBC determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to GBC's shareholders under applicable law requires it to take such action; provided, that GBC and its Subsidiaries may not, in any event, provide to such third party any information which it has not provided (or does not concurrently provide) to Cathay Bancorp. GBC shall promptly notify Cathay Bancorp orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section 5.17 shall not prohibit accurate disclosure by GBC in any document (including the Joint Proxy Registration Statement) or other disclosure under applicable law if, in the opinion of the Board of Directors of GBC, disclosure is appropriate under applicable law. No action duly taken by GBC or General Bank or their respective Boards of Directors pursuant to this Section 5.17(b) shall be deemed to be a breach of this Agreement.

         (c) Neither Cathay Bancorp nor any of its Subsidiaries (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section 5.17(c). Cathay Bancorp shall immediately instruct and otherwise use its commercially reasonable efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. Cathay Bancorp shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities.

         (d) Notwithstanding the foregoing, Cathay Bancorp may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of Cathay Bancorp determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Cathay Bancorp's shareholders under applicable law requires it to take such action and, provided further, that neither Cathay Bancorp or its Subsidiaries may, in any event, provide to such third party any information which it has not provided (or does not concurrently provide) to GBC. Cathay Bancorp shall promptly notify GBC orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. Notwithstanding the terms hereof, Cathay Bancorp or Cathay Bank may entertain or solicit an Acquisition Proposal for the acquisition by Cathay Bancorp or Cathay Bank of a financial institution having total assets not to exceed $500,000,000 but shall not enter into any definitive agreement or file any regulatory applications with respect thereto unless and until the Merger and the Bank Merger has been consummated or this Agreement is terminated. This Section 5.17 shall not prohibit accurate disclosure by Cathay Bancorp in any document (including the Joint Proxy Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Cathay Bancorp, disclosure is appropriate under applicable law.

         (e) "ACQUISITION PROPOSAL" shall mean any of the following (other than the Merger and the Bank Merger): (i) any proposal for a merger or consolidation or any similar transaction of any company with, as the case may be, either GBC or Cathay Bancorp, (ii) any proposal for a purchase, lease or other acquisition of a material portion of all the assets of either GBC or Cathay Bancorp, (iii) any proposal for a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the

Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either GBC or Cathay Bancorp, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of GBC or Cathay Bancorp, (v) a public proxy or consent solicitation made to GBC or Cathay Bancorp shareholders seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with any federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (v) above, or (vii) the making of a bona fide offer to the Board of Directors of GBC or Cathay Bancorp by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

     5.18 TAX-FREE REORGANIZATION.

         (a) Prior to the Effective Time, each party shall use its commercially reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and will not take any action that could cause the Merger not so to qualify. Cathay General Bancorp shall not take, or cause any Subsidiary to take, any action after the Effective Time that could cause the Merger not to qualify as a reorganization under Section 368(a) of the Code. The parties shall use their commercially reasonable efforts to obtain the opinions described in Sections 6.1(g) and 6.2(e), including the provision of representations to Bingham McCutchen LLP and Morrison & Foerster LLP by Cathay Bancorp in the form attached hereto as EXHIBIT G and by GBC in the form attached as EXHIBIT H.

         (b) Following the Merger, Cathay General Bancorp will comply with record-keeping and information filing requirements of Section 1.368-3 of the Treasury Regulations with respect to the Merger.

     5.19 NASDAQ LISTING. Cathay General Bancorp agrees to use its commercially reasonable efforts to cause and maintain the authorization for listing on the Nasdaq NM of the shares of Cathay Common Stock issuable in connection with the transactions contemplated by this Agreement.

     5.20 BOARD OF DIRECTORS.

         (a) Cathay Bank shall appoint each of the three Continuing Directors as a member of its Board of Directors, including the Chairman, President and Chief Executive Officer of General Bank as Executive Vice Chairman, immediately following the Effective Time. Cathay Bank and Cathay Bancorp shall take all actions necessary prior to the Effective Time, including amending Cathay Bank's bylaws or articles of incorporation if necessary, to appoint the three Continuing Directors as members of the Board of Directors, including the Chairman, President and Chief Executive Officer of General Bank as Executive Vice Chairman, immediately following the Effective Time.

         (b) Cathay General Bancorp shall appoint the Chairman, President and Chief Executive Officer of GBC as a Class I director (it being understood that this class has the longest remaining term) and Executive Vice Chairman of Cathay General Bancorp and the two other Continuing Directors as a Class II director and Class III director, respectively, of Cathay General Bancorp immediately following the Effective Time. Cathay Bancorp shall take all actions necessary prior to the Effective Time, including amending its bylaws or certificate of incorporation if necessary, to appoint the Chairman, President and Chief Executive Officer of GBC as a Class I director and Executive Vice Chairman of Cathay General Bancorp and the two other Continuing Directors as a Class II director and Class III director, respectively, of Cathay General Bancorp immediately following the Effective Time.

     5.21 CONFIDENTIALITY.

         (a) All Confidential Information disclosed by any party hereto (the "DISCLOSING PARTY") to any other party to this Agreement (the "RECEIVING PARTY"), whether prior or subsequent to the date of this Agreement, including without limitation any information obtained pursuant to Section 5.1 above, shall be kept confidential in accordance with this Section 5.21.

         (b) "CONFIDENTIAL INFORMATION" shall mean non-public, confidential information relating to the businesses of the parties hereto and any analyses compilations, studies, documents or records containing or otherwise reflecting or generated from such information; provided, that Confidential Information shall not include information that (i) is or becomes publicly available (other than as a result of disclosure by the Receiving Party or any of its Representatives), (ii) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party as evidenced by prior documentation and (iii) becomes available to the Receiving Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with the Disclosing Party.

         (c) Each party hereto hereby confirms that it is aware that the Confidential Information is confidential and proprietary and that it will respect its confidential nature and take all normal and reasonable precautions to maintain such confidentiality. Each party hereto further agrees that it will use the Confidential Information solely in the course of its business with each other relating to the consummation of the Merger and the other transactions contemplated hereby, not for any other commercial purpose, and will not, without the other parties' prior written consent, directly or indirectly divulge or disclose the Confidential Information to any person or entity; provided, that any such Confidential Information may be disclosed to its directors, officers, employees, consultants and representatives who need to know such Confidential Information in connection with the consummation of the Merger and the other transactions contemplated hereby (collectively, "REPRESENTATIVES") (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially and not to use the Confidential Information other than for the purposes described in this Section 5.21(c)).

         (d) If this Agreement is terminated by any party pursuant to Section 7.1, then each party hereto shall promptly deliver or destroy (and provide, if requested, written certification by an appropriate officer of said destruction or delivery) all Confidential Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in such party's possession or in the possession of any of its Representatives. Any

Confidential Information that is not returned or destroyed, including without limitation, any oral Confidential Information, shall remain subject to the confidentiality obligations set forth in this Section 5.21.

         (e) It is understood that a party hereto may be required to disclose Confidential Information or portions thereof in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process), to its banking regulators, independent auditors or otherwise, in the opinion of its counsel, as required by law. In any such event such party agrees that it will, to the extent legally permissible, in advance of any such disclosure (i) provide the other parties with prompt notice of such requirement(s), and (ii) provide the other parties with copies of any Confidential Information it intends to disclose (and, if applicable, the text of the disclosure language itself). In addition, each party hereto agrees to cooperate with the other parties to the extent such other parties may seek to limit such disclosure.

         (f) Each party to this Agreement hereby agrees that it shall not directly or indirectly use Confidential Information to solicit any customers or suppliers of the other parties' businesses for any reason, unless specifically requested in writing to do so in advance by such customers or suppliers or consented prior thereto in writing by such other parties; provided, that this
Section 5.21(f) shall automatically terminate at, and be of no further force or effect from and after, the Effective Time.

         (g) Notwithstanding anything herein to the contrary or in any other written or oral understanding or agreement to which the parties are bound, the parties hereby acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Merger (and any related transactions or arrangements) and (ii) each party (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, that each party recognizes the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Merger, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing; provided further, that any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their respective affiliates' directors and employees to comply with applicable securities laws. The provisions of this Section 5.21(g) shall survive the Closing or, in the event the Closing does not occur, the termination of this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

     6.1 CONDITIONS TO THE OBLIGATIONS OF CATHAY BANK AND CATHAY BANCORP. Notwithstanding any other provision of this Agreement, the obligations of Cathay Bank and


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

Cathay Bancorp to consummate the Bank Merger and the Merger are subject to the following conditions precedent (except as to those which Cathay Bank may choose to waive):

         (a) the representations and warranties made by GBC and General Bank in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date); provided, however, that the closing condition set forth in this Section 6.1(a) shall be deemed to be satisfied if the inaccuracies in such representations and warranties (without giving effect to any knowledge or materiality qualifier or standard contained in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC;

         (b) GBC and General Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

         (c) since the date hereof, GBC shall not have suffered a Material Adverse Effect;

         (d) no Governmental Entity shall have imposed any non-standard or unduly burdensome condition relating to the Bank Merger or the Merger that would materially adversely affect the economic benefits of the Merger to Cathay Bancorp;

         (e) Cathay Bancorp shall have received a certificate signed by the President and Chief Executive Officer of GBC, dated as of the Closing Date, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1 (a), (b), (c) and (f) hereof have been satisfied;

         (f) Cathay Bancorp shall have received from Bingham McCutchen LLP, after providing appropriate representations to that firm and to Morrison & Foerster LLP, in the form attached hereto as EXHIBIT G, an opinion, in form and substance reasonably satisfactory to Cathay Bancorp, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code and that, with respect to the Merger, Cathay Bancorp and GBC will each by a "party to a reorganization" within the meaning of Section 368 of the Code;

         (g) General Bank's Tier 1 leverage ratio (as such term is defined in federal bank regulations applicable to General Bank) shall be at least 7.5% as of its latest complete fiscal quarter prior to the Closing Date; and

         (h) General Bank's percentage of Nonaccrual Loans and Leases to total loans and leases shall be less than 2.85% as of the end of the month preceding the Closing Date; provided, that in calculating this percentage, there shall be excluded from the numerator and denominator the loans and leases to the borrowers identified on Section 6.1(h) of the GBC Disclosure Schedule.

     6.2 CONDITIONS TO THE OBLIGATIONS OF GBC. Notwithstanding any other provision of this Agreement, the obligations of GBC and General Bank to consummate the Bank Merger and the Merger are subject to the following conditions precedent (except as to those which GBC may choose to waive):

         (a) the representations and warranties made by Cathay Bancorp and Cathay Bank in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date); provided, however, that the closing condition set forth in this
Section 6.2(a) shall be deemed to be satisfied if the inaccuracies in such representations and warranties (without giving effect to any knowledge or materiality qualifier or standard contained in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cathay Bancorp;

         (b) Cathay Bancorp and Cathay Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

         (c) since the date hereof, Cathay Bancorp shall not have suffered a Material Adverse Effect;

         (d) GBC shall have received a certificate signed by the President and Chief Executive Officer of Cathay Bank and Cathay Bancorp, dated as of the Closing Date, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied;

         (e) GBC shall have received from Morrison & Foerster LLP, after providing appropriate representation to that firm and to Bingham McCutchen LLP, in the form attached hereto as EXHIBIT H, an opinion, in form and substance reasonably satisfactory to GBC, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code and that, with respect to the Merger, Cathay Bancorp and GBC will each be a "party to the reorganization" within the meaning of Section 368;

         (f) no Governmental Entity shall have imposed any non-standard or unduly burdensome condition relating to the Bank Merger or the Merger that would materially adversely affect the economic benefits of the Merger to GBC or its shareholders; and

         (g) the shares of Cathay Common Stock to be issued in connection with the Merger (including shares of Cathay Common Stock to be issued upon exercise of Assumed Options) shall have been approved for listing on the Nasdaq NM subject to official notice of issuance.

     6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of Cathay Bank and Cathay Bancorp on the one hand and GBC and General Bank on the other hand to consummate the Bank Merger and the

Merger are subject to the following conditions precedent (except as to those which Cathay Bancorp or GBC, as the case may be, may choose to waive):

         (a) no preliminary or permanent injunction or other order by any Governmental Entity that prevents the consummation of the Bank Merger or the Merger shall have been issued and shall remain in effect;

         (b) the parties shall have received all applicable Regulatory
Approvals;

         (c) since the date hereof, there shall not have been enacted, promulgated or issued any statute, rule, regulation or order deemed applicable to the Bank Merger or the Merger that would prohibit ownership or operation by Cathay Bancorp of all or a material portion of the assets of GBC and its Subsidiaries, taken as a whole;

         (d) the Joint Proxy Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the Cathay Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, the Joint Proxy Registration Statement shall not be subject to a stop order of any state securities authority;

         (e) the respective shareholders of GBC and Cathay Bancorp shall have duly approved the Merger; and

         (f) there shall not have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq NM for a period in excess of five (5) hours (excluding any organized halt triggered solely as a result of a specified decrease in a market index or suspensions or limitations resulting solely from physical damage, technological or software breakdowns or malfunctions or interference with such exchanges not related to market conditions); or (ii) a declaration by a Governmental Entity of a banking moratorium or any suspension of payments in respect of banks in the United States.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) By the mutual written consent of Cathay Bancorp and GBC.

         (b) By Cathay Bancorp or GBC if there shall have been a final judicial or regulatory determination denying any application seeking a Regulatory Approval.

         (c) By Cathay Bancorp or GBC before the date specified in Section 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Bank Merger or the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate).

         (d) By (i) Cathay Bancorp if GBC shareholders fail to duly approve this Agreement and the Merger at the GBC Shareholders' Meeting or (ii) GBC if Cathay Bancorp shareholders fail to duly approve this Agreement and the Merger at the Cathay Bancorp Shareholders' Meeting (provided, however, that the right to terminate under this Section 7.1(d) shall not be available to any party if the failure to obtain shareholder approval shall have been principally caused by such party's breach of this Agreement).

         (e) By Cathay Bancorp or GBC, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of Cathay Bancorp, or Section 6.2(a) or 6.2(b) in the case of GBC, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach.

         (f) By Cathay Bancorp or GBC on or after October 31, 2003, in the event the Bank Merger and the Merger have not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has contributed materially to, or has resulted in, the failure of the Bank Merger or the Merger to occur on or before such date); provided further, that if the Closing has not occurred by October 31, 2003 as a result of a delay in the receipt of Regulatory Approvals, and there exists a reasonable basis to believe that the Regulatory Approvals are likely to be received in the sixty-day period following October 31, 2003, each of GBC and Cathay Bancorp shall have the unilateral right to extend such deadline by sixty (60) days by giving written notice to the other party prior to 5:00 p.m. (Pacific time) on such date, which notice shall explain the basis for such party's belief that Regulatory Approvals are likely to be received during such extension; provided further, that if the Closing has not occurred by October 31, 2003 as a result of a delay in the Joint Proxy Registration Statement being declared effective by the SEC, each of GBC and Cathay Bancorp shall have the unilateral right to extend such deadline by sixty (60) days by giving written notice to the other party prior to 5:00 p.m. (Pacific time) on such date.

         (g) By GBC if, after any adjustment made pursuant to Section 7.1(h) or
(i), the allocation of cash results in the Cash Component exceeding 55% of the Merger Consideration.

         (h) Subject to the right of Cathay Bancorp to avoid termination as provided further in this paragraph (h), by GBC at any time during the five (5) Business Days following the Determination Date, if the Cathay Ratio shall be less than 0.75 as of the date of such termination.

If GBC elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Cathay Bancorp during such five-Business Day period by means of facsimile transmission (as provided in Section 8.2 hereof); provided that such notice of election to terminate may be withdrawn, by further notice, at any time within the aforementioned five-Business Day period. During the five Business Days following the day on which GBC's notice of election to terminate is given, Cathay Bancorp shall have the option, but not the obligation, to increase the Stock Component by adding a sufficient number of shares of Cathay Common Stock so that the product of (x) the Cathay Ratio and (y) the ratio arrived at by dividing

(A) the sum of the Stock Component and the shares so added by Cathay Bancorp, by
(B) the Stock Component will be equal to or greater than 0.75. If Cathay Bancorp makes the election contemplated by the preceding sentence within such five Business-Day period, it shall give prompt written notice to GBC of such election, specifying the amount of the increase in the Stock Component, whereupon no termination shall have occurred pursuant to this paragraph (h) and this Agreement shall remain in effect in accordance with its terms (except that the Stock Component shall have been so increased), and any references in this Agreement to "STOCK COMPONENT" shall thereafter be deemed to refer to the Adjusted Stock Component as increased pursuant to this paragraph (h).

         (i) Subject to the right of GBC to avoid termination as provided further in this paragraph (i), by Cathay Bancorp at any time during the five (5) Business Days following the Determination Date, if the Cathay Ratio shall be greater than 1.25 as of the date of such termination.

If Cathay Bancorp elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to GBC during such five-Business Day period by means of facsimile transmission (as provided in Section 8.2 hereof); provided that such notice of election to terminate may be withdrawn, by further notice, at any time within the aforementioned five-Business Day period. During the five Business Days following the day on which Cathay Bancorp's notice of election to terminate is given, GBC shall have the option, but not the obligation, to accept a decreased Stock Component, to be calculated by subtracting a sufficient number of shares of Cathay Common Stock so that the product of (x) the Cathay Ratio and (y) the ratio arrived at by dividing (A) the sum of the Stock Component and the shares so subtracted, by (B) the Stock Component will be equal to or less than 1.25. If GBC makes the election contemplated by the preceding sentence within such five Business-Day period, it shall give prompt written notice to Cathay Bancorp of such election, whereupon no termination shall have occurred pursuant to this paragraph (i) and this Agreement shall remain in effect in accordance with its terms (except that the Stock Component shall have been so decreased), and any references in this Agreement to "STOCK COMPONENT" shall thereafter be deemed to refer to the Adjusted Stock Component as decreased pursuant to this paragraph
(i).

         (j) By Cathay Bancorp, in the event the GBC Shareholders' Meeting does not take place, the Board of Directors of GBC fails to recommend approval of this Agreement and the Merger to the GBC shareholders, or the GBC Board of Directors shall adversely alter or modify in a material respect its favorable recommendation of this Agreement and the Merger to the GBC shareholders, and this Agreement and the Merger is not duly approved by the GBC shareholders, or if GBC willfully abandons the Bank Merger and the Merger in material breach of this Agreement, and neither Cathay Bank nor Cathay Bancorp is, as of the date of such event, in material breach of this Agreement.

         (k) By GBC, pursuant to Section 5.17(b); provided, however, that prior to any such termination, (A) GBC shall have provided Cathay Bancorp written notice prior to delivering the notice of termination required by Section 7.1(l) that it intends to terminate this Agreement pursuant to Section 5.17(b), identifying the Acquisition Proposal it has chosen to pursue and the parties thereto, and delivering a copy of any letter of intent, agreement in principle or definitive agreement therefor substantially in the form proposed to be entered into and (B) for a period of seventy-two (72) hours following the delivery of the notice referred to in clause (A), Cathay Bancorp shall have the right to propose adjustments in the terms and conditions of this Agreement, and GBC shall have caused its financial and legal advisors to negotiate with Cathay Bancorp in good faith such proposed adjustments in terms and conditions (without, however, there being any obligation to agree to them). Any notice of termination given by GBC pursuant to this Section 7.1(k) may be given contingent upon the termination of this Agreement becoming effective immediately prior to GBC entering into a definitive agreement with respect to an Acquisition Proposal.

         (l) In the event a party elects to effect any termination pursuant to
Section 7.1(a) through 7.1(k) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been duly approved by its Board of Directors.

         (m) Notwithstanding anything herein to the contrary, in the event that Cathay Bancorp elects to effect a termination pursuant to this Section 7.1 because of the failure of the conditions set forth in Section 6.1(g) or 6.1(h) to be satisfied, upon giving of the written notice to GBC specified in Section 7.1(l) above, GBC shall have thirty (30) days from the date of such written notice to cure the condition or conditions that have not been satisfied by, among other actions, selling Nonaccrual Loans or Leases and/or raising new capital for GBC and/or General Bank, and the deadline set forth in Section 7.1(f) shall thereupon be deemed extended by the duration of the cure period.

     7.2 LIABILITIES AND REMEDIES. In the event this Agreement is terminated by any party pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect (except that the agreements contained in Section 5.21, this Section 7.2 and Section 7.3 shall survive) and none of the parties hereto or any of their officers or directors or any of them shall have any liability of any nature whatsoever hereunder except that:

         (a) Termination will not relieve a breaching party from any liability for any willful breach giving rise to such termination.

         (b) In the event that Cathay Bancorp terminates this Agreement pursuant to Section 7.1(j), or GBC terminates this Agreement pursuant to Section 7.1(k), then upon termination of this Agreement, GBC shall pay Cathay Bank in immediately available funds Sixteen Million Dollars ($16,000,000) as the sole and exclusive remedy of Cathay Bank and Cathay Bancorp under this Agreement. In order to obtain the benefit of the remedy provided in this Section 7.2(b), Cathay Bank and Cathay Bancorp shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

         (c) If Cathay Bancorp or GBC, as the case may be, terminates this Agreement pursuant to Section 7.1(d), and the terminating party is not in material breach of this Agreement, then the non-terminating party shall pay to the terminating party in immediately available funds Two Million Dollars ($2,000,000) as the sole and exclusive remedy of the terminating party under this Agreement. In order to obtain the benefit of the remedy provided in this
Section 7.2(c), the terminating party shall be required to execute a waiver of their rights under

Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof. This Section 7.2(c) shall not apply where Cathay Bancorp or Cathay Bank seek to exercise a remedy under
Section 7.2(b) above or Section 7.2(d) below.

         (d) Upon satisfaction of all of the following conditions, GBC shall pay Cathay Bancorp in immediately available funds Sixteen Million Dollars ($16,000,000) as the sole and exclusive remedy of Cathay Bank and Cathay Bancorp under this Agreement: (i) Cathay Bancorp shall have terminated this Agreement pursuant to Section 7.1(d)(i), (ii) an Acquisition Proposal shall have been made by a third party that shall have become the subject of public disclosure prior to the GBC Shareholders' Meeting and shall not have been withdrawn and (iii) GBC shall have executed a definitive agreement with respect to such Acquisition Proposal within six (6) months following the date of such termination. In order to obtain the benefit of the remedy provided in this Section 7.2(d), Cathay Bank and Cathay Bancorp shall be required to execute a waiver of their rights under
Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

     7.3 NONSOLICITATION. If this Agreement is terminated by any party pursuant to Section 7.1, then GBC and General Bank on the one hand and Cathay Bancorp and Cathay Bank on the other hand hereby agree that, for a period of twelve (12) months following the date of such termination, they shall not solicit for employment or employ (i) any executive employed by the other parties or (ii) any other employees of the other parties or their Subsidiaries; provided, that none of the parties shall be precluded from hiring any such employee or executive who has voluntarily left or has been terminated by the other parties or their Subsidiaries prior to the commencement of employment discussions between such other parties and such employee or executive; provided further, that this
Section 7.3 shall not preclude any party from hiring any employee responding to general advertising for employees not targeted specifically at the other parties' employees or from hiring any individual employee of a party who initiates employment discussions with the other parties.

     7.4 STANDSTILL. If this Agreement is terminated by any party pursuant to
Section 7.1, then GBC and General Bank on the one hand and Cathay Bancorp and Cathay Bank on the other hand hereby agree that, for a period of twelve (12) months following the date of such termination, they and their affiliates shall not directly or indirectly, unless specifically consented prior thereto in writing by all of the parties:

         (a) acquire or agree, offer, seek, or propose to acquire, or cause to be acquired, ownership of any of the other parties' voting securities, all or substantially all of the other parties' assets or any of their Subsidiaries, or any rights or options to acquire such ownership (including from a third party);

         (b) otherwise act, whether alone or in concert with others, to seek to propose to the other parties any merger, business combination, restructuring, recapitalization or similar transaction to or with any of the other parties or any of their Subsidiaries or otherwise seek to propose to influence, advise, change or control, in any manner whatsoever, the other parties' management, Board of Directors, governing instruments, affairs or policies; or

         (c) enter into any discussions, negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to any of the foregoing.

     7.5 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after approval hereof by the GBC shareholders but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the GBC shareholders without the approval of the GBC shareholders and, if required, the Cathay Bancorp shareholders.

     7.6 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of GBC shareholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

     (a) if to Cathay Bank or Cathay Bancorp:

         Cathay Bancorp
         777 North Broadway
         Los Angeles, CA 90012
         Attention: Dunson K. Cheng
                    Chairman, President & CEO

         copy to:

         Cathay Bancorp
         777 North Broadway
         Los Angeles, CA 90012
         Attention: Perry Oei, Esq.
                    General Counsel

         and a copy to:
         Bingham McCutchen, LLP
         3 Embarcadero Center
         San Francisco, CA 94111
         Attention: James M. Rockett, Esq.

     (b) if to GBC or General Bank:

         GBC Bancorp
         800 West Sixth Street
         Los Angeles, CA 90017
         Attention: Peter Wu
                    Chairman, President & CEO

         copy to:
         GBC Bancorp
         1055 Wilshire Blvd., Suite 1708
         Los Angeles, CA 90017-2449
         Attention: Maan-Huei Hung, Esq.
                    General Counsel

         and a copy to:
         Morrison Foerster, LLP
         555 West Fifth Street
         Suite 3500
         Los Angeles, CA 90013
         Attention: Henry M. Fields, Esq.

     8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.5 CONSTRUCTION. In this Agreement, (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," (d) any reference herein to a Section, Article, Exhibit or Schedule refers to a Section or Article of, or an Exhibit or Schedule to, this Agreement, unless otherwise stated, and (e) any reference to the words "shareholder" or "shareholders" shall mean "stockholder" or "stockholders" as appropriate.

     8.6 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.7 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     8.8 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     8.9 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements, including the mutual confidentiality agreement, dated as of July 15, 2002, between GBC and Cathay Bancorp, and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except for Section 5.13 or as otherwise specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

     The undersigned have caused this Agreement and Plan of Merger to be executed as of the day and year first above written.

CATHAY BANCORP, INC.                    CATHAY BANK


By /s/ Dunson K. Cheng                  By  /s/ Dunson K. Cheng
  ----------------------------------    ----------------------------------------
  Dunson K. Cheng                         Dunson K. Cheng
  Chairman, President & CEO               Chairman, President & CEO

GENERAL BANK                            GBC BANCORP


By /s/ Peter Wu                         By  /s/ Peter Wu
  ----------------------------------    ----------------------------------------
  Peter Wu                              Peter Wu
  Chairman, President & CEO             Chairman, President & CEO

                                    EXHIBIT A

                                   DEFINITIONS

"1988 OPTION" shall have the meaning ascribed to it in Section 1.4(h)(iii).

"1999 OPTION" shall have the meaning ascribed to it in Section 1.4(h)(ii).

"ACQUISITION PROPOSAL" shall have the meaning ascribed to it in Section 5.17(e).

"ADJUSTED CASH COMPONENT" shall mean cash in an amount equal to the difference between (x) the Cash Component minus (y) the Dissenters Set Aside.

"ADJUSTED PER SHARE CASH COMPONENT" shall mean the Adjusted Cash Component divided by the difference between (x) the number of Outstanding Shares minus (y) the total number of Dissenting Shares.

"ADJUSTED PER SHARE STOCK COMPONENT" shall mean the number of shares of Cathay Common Stock equal to an amount derived by dividing the Adjusted Stock Component by the difference between (x) the number of Outstanding Shares and (y) the total number of Dissenting Shares.

"ADJUSTED STOCK COMPONENT" shall mean the Stock Component (i) increased, as applicable, by the number of shares of Cathay Common Stock added by reason of the exercise of Cathay Bancorp's option to increase the Stock Component pursuant to Section 7.1(h) or (ii) decreased, as applicable by the number of shares of Cathay Common Stock subtracted by reason of the exercise of GBC's option to accept a decrease in the Stock Component pursuant to Section 7.1(i).

"AFFILIATE AGREEMENT" shall have the meaning ascribed to it in Recital F.

"AGREEMENT" shall have the meaning ascribed to it in the introductory paragraph.

"ASSUMED OPTION" shall have the meaning ascribed to it in Section 1.4(h)(ii).

"AVERAGE CATHAY DETERMINATION DATE PRICE" shall mean the average of the closing prices of a share of Cathay Common Stock as reported in the Wall Street Journal for the twenty consecutive trading days of the Nasdaq NM immediately preceding the Determination Date.

"AVERAGE CATHAY STARTING PRICE" shall mean the average of the closing prices of a share of Cathay Common Stock as reported in the Wall Street Journal for the twenty consecutive trading days of the Nasdaq NM immediately preceding the day on which a press release regarding this Agreement shall be issued.

"BANK MERGER" shall have the meaning ascribed to it in Recital A.

"BANK MERGER AGREEMENT" shall have the meaning ascribed to it in Section 1.3(a).

"BOLI POLICY" shall have the meaning ascribed to it in Section 3.18(j).

"BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which the office of the California Secretary of State, the California Department of Financial Institutions or the Delaware Secretary of State is closed.

"CASH COMPONENT" shall mean One Hundred Sixty Two Million Four Hundred Thousand Dollars ($162,400,000) in cash.

"CASH ELECTOR" shall mean a GBC shareholder who has timely submitted a proper Form of Election expressing a request to receive cash as his or her Per Share Merger Consideration.

"CASH/STOCK ELECTION" shall mean the process described herein by which each GBC shareholder shall be permitted to state a preference to receive cash or stock (or a combination of cash and stock) in exchange for his or her shares of GBC Common Stock.

"CATHAY BANCORP" shall have the meaning ascribed to it in the introductory paragraph.

"CATHAY BANCORP DISCLOSURE SCHEDULE" shall have the meaning ascribed to it in the introductory paragraph of Article II.

"CATHAY BANK" shall have the meaning ascribed to it in the introductory paragraph.

"CATHAY CLOSING PRICE" shall mean the closing price of a share of Cathay Common Stock as reported in the Wall Street Journal on the trading day immediately preceding the Closing Date.

"CATHAY COMMON STOCK" shall mean the common stock, no par value, of Cathay Bancorp.

"CATHAY EMPLOYEE BENEFIT PLANS" shall have the meaning ascribed to it in Section 5.12(b).

"CATHAY RATIO" shall mean a fraction, the numerator of which is the Average Cathay Determination Date Price, and the denominator of which is the Average Cathay Starting Price.

"CATHAY SEC REPORTS" shall have the meaning ascribed to it in Section 2.5(b).

"CERTIFICATES" shall have the meaning ascribed to it in Section 1.4(c)(iii).

"CFC" shall have the meaning ascribed to it in Section 1.1(a).

"CGCL" shall have the meaning ascribed to it in Section 1.1(a).

"CLOSING" shall have the meaning ascribed to it in Section 1.5.

"CLOSING DATE" shall have the meaning ascribed to it in Section 1.5.

"CODE" shall have the meaning ascribed to it in Recital C.

"CONFIDENTIAL INFORMATION" shall have the meaning ascribed to it in Section 5.21(b).

"CONTINGENCY STOCK OPTION" shall mean the contingency stock options granted under those certain Contingency Stock Option and Employment Agreements between General Bank and certain of its officers and directors.

"CONTINUING DIRECTOR" shall have the meaning ascribed to it in Section 1.1(d).

"CONTINUING EMPLOYEES" shall have the meaning ascribed to it in Section 5.12(b).

"CRA" shall mean the Community Reinvestment Act of 1977 and the regulations promulgated thereunder.

"D&O INSURANCE" shall have the meaning ascribed to it in Section 5.13(a)(iii).

"DETERMINATION DATE" shall mean the date on which all Regulatory Approvals required for consummation of the Merger and the Bank Merger shall have been received and all applicable waiting periods shall have expired.

"DFI" shall have the meaning ascribed to it in Section 1.1(a).

"DGCL" shall have the meaning ascribed to it in Section 1.2(a).

"DISCLOSING PARTY" shall have the meaning ascribed to it in Section 5.21(a).

"DISSENTERS SET ASIDE" shall have the meaning ascribed to it in Section
1.4(a)(i).

"DISSENTING SHARES" shall have the meaning ascribed to it in Section 1.4(e).

"EFFECTIVE TIME" shall have the meaning ascribed to it in Section 1.3(a).

"ELECTION DEADLINE" shall have the meaning ascribed to it in Section 1.4(c).

"ENVIRONMENTAL LAWS" shall mean any common law or federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, guidelines, standards, permit or order, and all amendments thereto, relating to the protection of human health, safety, wildlife or the environment, including, without limitation, all requirements pertaining to: (i) the manufacture, processing, distribution, use, handling, treatment, storage and disposal of Hazardous Substances; (ii) the reporting, investigation and remediation of releases of Hazardous Substances into any media, including soil, groundwater, surface water and air; (iii) the health and safety of employees in the workplace or of any member of the public; (iv) natural resources; (v) wetlands; and (vi) endangered or threatened species or habitats, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651, et seq.); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), and any similar, equivalent, or related state or local laws.

"ERISA" shall have the meaning ascribed to it in Section 3.16(a).

"EXCHANGE ACT" shall have the meaning ascribed to it in Section 1.4(i).

"EXCHANGE AGENT" shall have the meaning ascribed to it in Section 1.4(a)(i).

"EXCHANGE RATIO" shall mean a fraction, the numerator of which is (x) the sum of
(1) the Adjusted Per Share Cash Component and (2) the value of the Adjusted Per Share Stock Component (derived by using the Cathay Closing Price) and the denominator of which is (y) the Cathay Closing Price.

"FDIC" shall mean the Federal Deposit Insurance Corporation.

"FHLBSF" shall mean the Federal Home Loan Bank of San Francisco.

"FORM OF ELECTION" shall have the meaning ascribed to it in Section 1.4(c).

"FRB" shall have the meaning ascribed to it in Section 2.5(a).

"FRBSF" shall mean the Federal Reserve Bank of San Francisco.

"GAAP" shall mean United States generally accepted accounting principles.

"GBC" shall have the meaning ascribed to it in the introductory paragraph to the Agreement.

"GBC BENEFIT PLANS" shall have the meaning ascribed to it in Section 3.16(a).

"GBC COMMON STOCK" shall have the meaning ascribed to it in Section 1.4(a).

"GBC DISCLOSURE SCHEDULE" shall have the meaning ascribed to it in the introductory paragraph of Article III.

"GBC EMPLOYEE BENEFIT PLANS" shall have the meaning ascribed to it in Section 5.12(b).

"GBC FINANCIAL STATEMENTS" shall mean GBC's audited consolidated financial statements for the year ended December 31, 2002, including the footnotes thereto.

"GBC PER SHARE FAIR MARKET VALUE" shall mean the closing price of a share of GBC Common Stock on the Nasdaq NM on the trading day immediately preceding the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which become effective thereafter.

"GBC PERMITTED LIEN" shall have the meaning ascribed to it in Section 3.20(c).

"GBC PREMISES" shall have the meaning ascribed to it in Section 3.17(b).

"GBC QUALIFIED PLANS" shall have the meaning ascribed to it in Section 3.16(b).

"GBC RETENTION PLAN" shall have the meaning ascribed to it in Section 5.12(e).

"GBC SEC REPORTS" shall have the meaning ascribed to it in Section 3.7(a).

"GBC SEVERANCE PLAN" shall have the meaning ascribed to it in Section 5.12(f).

"GENERAL BANK" shall have the meaning ascribed to it in the introductory paragraph to this Agreement.

"GOVERNMENTAL ENTITY" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic.

"HAZARDOUS SUBSTANCE" shall mean any substance which is listed, regulated or defined as a hazardous substance, hazardous material, hazardous waste, hazardous chemical, toxic substance, carcinogen, mutagen, reproductive toxicant, explosive substance, corrosive substance, flammable substance, ignitable substance, pollutant or contaminant under any Laws, including, without limitation, (i) radioactive substances; (ii) asbestos; (iii) radon gas; (iv) polychlorinated biphenyls (PCBs); (v) petroleum (including crude oil and any fractions thereof) and petroleum products, and any additives thereto (including MTBE); (vi) used oil; (vii) natural or synthetic gas or any mixture thereof; (viii) medical or infectious waste; (ix) lead-based paint; (x) urea foam insulation; and (xi) microbial matter, including without limitation, mold, or mildew or fungi, bacterial, or viral matter, or the presence of which substance causes or threatens to cause a nuisance, trespass or other common law tort upon real property or properties or poses or threatens to pose a hazard to the health or safety of persons.

"IRS" shall have the meaning ascribed to it in Section 2.5(a).

"JOINT PROXY REGISTRATION STATEMENT" shall have the meaning ascribed to it in
Section 2.10.

"MATERIAL ADVERSE EFFECT" with respect to Cathay Bancorp or GBC, as the case may be, means any effect, condition, event, change or occurrence (or any combination thereof) (a) that is materially adverse to the business, assets, liabilities, prospects, results of operation or condition (financial or otherwise) of such entity and its Subsidiaries, taken as a whole or (b) that materially impairs the ability of Cathay Bancorp or GBC, as the case may be, to consummate the Merger; provided, however, that in determining whether a Material Adverse Effect with respect to Cathay Bancorp or GBC, as the case may be, has occurred there shall be excluded any effect, condition, event, change or occurrence impacting such party to the extent caused by:

      (i) any change generally affecting banks or bank holding companies in laws, regulations or rules (or interpretations thereof), or of GAAP or regulatory accounting principles or requirements (unless such change has a materially disproportionate adverse effect on Cathay Bancorp or GBC, as the case may be, relative to similarly situated banking organizations);

     (ii) any change in conditions in (or affecting) the national or local economy or financial markets or the banking industry (unless such change has a materially disproportionate adverse effect on Cathay Bancorp or GBC, as the case may be, relative to similarly situated banking organizations);

    (iii) actions taken, delayed or omitted to be taken by GBC or any of its Subsidiaries at the request of Cathay Bancorp or Cathay Bank, or any of its representatives, including any financial change resulting from adjustments taken pursuant to Section 4.2 hereof; or

     (iv) any disruption of employee, customer, supplier or other similar relationships or other event or circumstance resulting from or attributable to the execution or announcement of this Agreement or the pendency of the Merger.

"MERGER" shall have the meaning ascribed to it in Recital B.

"MERGER AGREEMENT" shall have the meaning ascribed to it in Section 1.3(b).

"MERGER CONSIDERATION" shall mean the combination of (x) the Cash Component and
(y) the Adjusted Stock Component.

"MOU" shall mean the Memorandum of Understanding between General Bank, the DFI and the FDIC dated as of November 4, 2002.

"NASDAQ NM" shall mean the Nasdaq National Market.

"NONACCRUAL LOANS AND LEASES" shall mean loans and leases of General Bank that are past due 90 days or more in the payment of principal and/or interest or otherwise are placed on "nonaccrual" status by General Bank consistent with past practice.

"NON-ELECTOR" shall mean a GBC shareholder who does not make a Cash/Stock Election or who otherwise does not properly or timely submit a Form of Election.

"OUTSTANDING SHARES" shall mean the number of shares of GBC Common Stock outstanding immediately prior to the Effective Time, it being understood that all Contingency Stock Options shall have been exercised.

"OVERSUBSCRIBED" shall mean, as the case may be, the circumstances in which (i) Stock Electors have requested more shares of Cathay Common Stock than is available in the Adjusted Stock Component or (ii) Cash Electors have requested more cash in the aggregate than is available in the Adjusted Cash Component.

"PER SHARE MERGER CONSIDERATION" shall mean the combined value of the Adjusted Per Share Stock Component (derived by using the Cathay Closing Price) and the Adjusted Per Share Cash Component as of the Effective Time.

"PROXY STATEMENT" shall have the meaning ascribed to it in Section 2.10.

"RECEIVING PARTY" shall have the meaning ascribed to it in Section 5.21(a).

"REGULATORY APPLICATIONS" shall have the meaning ascribed to it in Section 5.6.

"REGULATORY APPROVALS" shall mean approval by the DFI, the FDIC, the FRB and applicable state bank regulators, as the case may be, of the Regulatory Applications (including the lapse of all applicable waiting periods following approval).

"REPRESENTATIVES" shall have the meaning ascribed to it in Section 5.21(c).

"SEC" shall have the meaning ascribed to it in Section 1.4(h)(v).

"SECURITIES ACT" shall have the meaning ascribed to it in Section 2.5(b).

"SHAREHOLDERS' MEETING" shall have the meaning ascribed to it in Section 2.10.

"SPREAD" with respect to a Contingency Stock Option shall mean the difference between (x) the closing price of a share of GBC Common Stock on the Nasdaq NM on the trading day immediately preceding the Closing Date and (y) the applicable per share exercise price for such Contingency Stock Option.

"STAFF BONUS" shall have the meaning ascribed to it in Section 4.1(b)(v).

"STOCK COMPONENT" shall mean Six Million Seven Hundred Fifty Thousand (6,750,000) shares of Cathay Common Stock.

"STOCK ELECTOR" shall mean a GBC shareholder who has timely submitted a proper Form of Election expressing a request to receive shares of Cathay Common Stock as his or her Per Share Merger Consideration.

"SUBSIDIARY" shall mean with respect to any party, any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

"TREASURY REGULATIONS" shall mean the treasury regulations promulgated under the Code.

"VOTING AGREEMENTS" shall have the meaning ascribed to it in Recital F.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      THE MERGER AND RELATED MATTERS..................................2

     1.1    Bank Merger; Surviving Entity......................................2
     1.2    Merger; Effects of the Merger......................................3
     1.3    Filing of Merger Agreements........................................4
     1.4    Exchange Amount; Conversion of GBC Common Stock;
              Cash/ Stock Election.............................................5
     1.5    Closing...........................................................12
     1.6    Revision of Transaction...........................................12
     1.7    Additional Actions................................................13

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF CATHAY BANK
                 AND CATHAY BANCORP...........................................13

     2.1    Organization......................................................13
     2.2    Authorization.....................................................13
     2.3    Conflicts, Consents and Approvals.................................14
     2.4    Capitalization....................................................14
     2.5    Cathay Bancorp Filings and Reports................................15
     2.6    Subsidiaries; Off Balance Sheet Disclosure;
              Material Changes................................................16
     2.7    Compliance with Laws..............................................16
     2.8    Joint Proxy Registration Statement................................17
     2.9    Litigation........................................................17
     2.10   Governmental Approvals and Other Conditions.......................17
     2.11   Insider Interests.................................................18
     2.12   Fairness Opinion..................................................18
     2.13   Insurance.........................................................18
     2.14   Impediments to Performance........................................18

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF GBC AND GENERAL BANK.........18

     3.1    Organization......................................................19
     3.2    Authorization.....................................................19
     3.3    Conflicts, Consents and Approvals.................................19
     3.4    Anti-takeover Provisions Inapplicable.............................20
     3.5    Capitalization....................................................20
     3.6    Subsidiaries; Off Balance Sheet Disclosure;
              Material Changes................................................21
     3.7    GBC Reports.......................................................21
     3.8    Compliance With Laws..............................................22
     3.9    Joint Proxy Registration Statement................................22
     3.10   Litigation........................................................23
     3.11   Licenses..........................................................23
     3.12   Taxes.............................................................23
     3.13   Insurance.........................................................24
     3.14   Loans; Investments................................................25
     3.15   Allowance for Credit Losses.......................................26
     3.16   GBC Benefit Plans.................................................27


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     3.17   Compliance with Environmental Laws................................29
     3.18   Contracts and Commitments.........................................29
     3.19   Defaults..........................................................31
     3.20   Operations Since December 31, 2002................................31
     3.21   Corporate Records.................................................33
     3.22   Undisclosed Liabilities...........................................33
     3.23   Assets............................................................33
     3.24   Insider Interests.................................................33
     3.25   Registration Obligations..........................................34
     3.26   Impediments to Performance........................................34
     3.27   Brokers and Finders...............................................34
     3.28   Fairness Opinion..................................................34
     3.29   Governmental Approvals and Other Conditions.......................34
     3.30   MOU Compliance....................................................35

ARTICLE IV     COVENANTS PENDING THE CLOSING..................................35

     4.1    Business in Ordinary Course of GBC................................35
     4.2    Conforming Accounting and Reserve Policies;
              Restructuring Matters...........................................37
     4.3    Business in Ordinary Course of Cathay Bancorp.....................38

ARTICLE V      ADDITIONAL AGREEMENTS..........................................39

     5.1    Inspection of Records.............................................39
     5.2    Joint Proxy Registration Statement; Shareholder Approval..........40
     5.3    Agreements of Directors and Other Affiliates......................40
     5.4    Expenses..........................................................40
     5.5    Cooperation.......................................................41
     5.6    Regulatory Applications...........................................41
     5.7    Financial Statements and Reports..................................42
     5.8    Notice............................................................42
     5.9    Publicity.........................................................42
     5.10   Delivery of Supplements to Disclosure Schedules...................43
     5.11   Litigation Matters................................................43
     5.12   Employees; Benefits and Related Matters...........................43
     5.13   Indemnification and Insurance.....................................45
     5.14   Environmental Reports.............................................46
     5.15   Intellectual Property.............................................46
     5.16   Financing.........................................................46
     5.17   Certain Actions...................................................46
     5.18   Tax-Free Reorganization...........................................48
     5.19   Nasdaq Listing....................................................49
     5.20   Board of Directors................................................49
     5.21   Confidentiality...................................................49



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ARTICLE VI     CONDITIONS.....................................................51

     6.1    Conditions to the Obligations of Cathay Bank and
              Cathay Bancorp..................................................51
     6.2    Conditions to the Obligations of GBC..............................52
     6.3    Conditions to the Obligations of the Parties......................53

ARTICLE VII    TERMINATION; AMENDMENT; WAIVER.................................54

     7.1    Termination.......................................................54
     7.2    Liabilities and Remedies..........................................56
     7.3    Nonsolicitation...................................................57
     7.4    Standstill........................................................58
     7.5    Amendment.........................................................58
     7.6    Waiver............................................................58

ARTICLE VIII   GENERAL PROVISIONS.............................................59

     8.1    Survival..........................................................59
     8.2    Notices...........................................................59
     8.3    Applicable Law....................................................60
     8.4    Headings, Etc.....................................................60
     8.5    Construction......................................................60
     8.6    Attorneys' Fees...................................................60
     8.7    Waiver of Right to Jury Trial.....................................60
     8.8    Severability......................................................60
     8.9    Entire Agreement; Binding Effect; Non-Assignment;
              Counterparts....................................................61


EXHIBITS

Exhibit A   Definitions
Exhibit B   Form of Voting Agreement
Exhibit C   Form of Affiliate Agreement
Exhibit D   Form of Nonsolicitation Agreement
Exhibit E   Form of Bank Merger Agreement
Exhibit F   Form of Merger Agreement
Exhibit G   Form of Cathay Bancorp Officer's Tax Certificate
Exhibit H   Form of GBC Officer's Tax Certificate


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